AMENDED AND RESTATED OPERATING AGREEMENT

                                       OF

                        TEXACO OVONIC BATTERY SYSTEMS LLC
                            (f/k/a GM Ovonic L.L.C.)

                            Dated as of July 17, 2001

                                 By and Between

                           Texaco Energy Systems Inc.

                                       And


                          Ovonic Battery Company, Inc.

                                TABLE OF CONTENTS


                                    ARTICLE 1

               SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1   Subject Matter.................................................  2
              --------------
Section 1.2   Definitions....................................................  2
              -----------
Section 1.3   Other Definitions.............................................. 11
              -----------------
Section 1.4   Rules of Construction.......................................... 12
              ---------------------


                                    ARTICLE 2

                           ORGANIZATION AND OPERATIONS

Section 2.1   Company........................................................ 13
              -------
Section 2.2   Amendment and Restatement of Articles; Authorization of Associate
              -----------------------------------------------------------------
              Agreements
              ----------..................................................... 13
Section 2.3   Place of Business.............................................. 14
              -----------------
Section 2.4   Purpose........................................................ 14
              -------
Section 2.5   Limited Production Phase of Operations......................... 14
              --------------------------------------
Section 2.6   High Volume Production Phase of Operations..................... 18
              ------------------------------------------
Section 2.7   Phase One Deadlock............................................. 19
              ------------------
Section 2.8   Phase One Deadlock Buy-Out Procedures.......................... 20
              -------------------------------------
Section 2.9   Valuation Procedures........................................... 21
              --------------------
Section 2.10  Phase Two Deadlock............................................. 22
              ------------------


                                    ARTICLE 3

                                CAPITAL STRUCTURE

Section 3.1   Members' Capital Contributions and Percentage Interests........ 23
              -------------------------------------------------------
Section 3.2   Funding Alternatives During High Vollume Production Phase...... 24
              ---------------------------------------------------------
Section 3.3   Additional Capital Contributions............................... 25
              --------------------------------
Section 3.4   Payment of Capital Contributions............................... 25
              --------------------------------
Section 3.5   No Voluntary Contributions; Interest........................... 25
              ------------------------------------
Section 3.6   Member Loans................................................... 25
              ------------
Section 3.7   Capital Accounts............................................... 26
              ----------------
Section 3.8   Capital Account Adjustments.................................... 26
              ---------------------------
Section 3.9   Return of Capital.............................................. 27
              -----------------

                                    ARTICLE 4

                          ALLOCATIONS AND DISTRIBUTIONS

Section 4.1   Distributions.................................................. 28
              -------------
Section 4.2   Profits, Losses and Distributive Shares of Tax Items........... 28
              ----------------------------------------------------
Section 4.3   Compliance with Code........................................... 31
              --------------------
Section 4.4   Allocations upon Disposition of Interest....................... 31
              ----------------------------------------
Section 4.5   Tax Matters.................................................... 31
              -----------


                                    ARTICLE 5

                                   MANAGEMENT

Section 5.1   Management of the Business of the Company...................... 33
              -----------------------------------------
Section 5.2   The Management Committee....................................... 33
              ------------------------
Section 5.3   Power and Authority of the Management Committee................ 34
              -----------------------------------------------
Section 5.4   Authority of Each Member....................................... 37
              ------------------------
Section 5.5   Meetings of Management Committee/Conduct of Business........... 37
              ----------------------------------------------------
Section 5.6   Remuneration of Management Committee........................... 38
              ------------------------------------
Section 5.7   Officers of the Company........................................ 38
              -----------------------
Section 5.8   Authority and Duties of Officers............................... 39
              --------------------------------


                                    ARTICLE 6

                                 INDEMNIFICATION

Section 6.1   Exculpation.................................................... 39
              -----------
Section 6.2   Indemnification................................................ 39
              ---------------
Section 6.3   Liability for the Debts of the Company; Limited Liability...... 40
              ---------------------------------------------------------
Section 6.4   Company Expenses............................................... 40
              ----------------


                                    ARTICLE 7

                              TRANSFER OF INTERESTS

Section 7.1   Restrictions on Transfer....................................... 41
              ------------------------
Section 7.2   Change of Control.............................................. 43
              -----------------
Section 7.3   Waiver of Partition............................................ 43
              -------------------
Section 7.4   Covenant Not to Withdraw or Dissolve........................... 44
              ------------------------------------
Section 7.5   Substituted Members............................................ 44
              -------------------
Section 7.6   Deliveries..................................................... 45
              ----------

Section 7.7   Approvals...................................................... 45
              ---------


                                    ARTICLE 8

                                     DEFAULT

Section 8.1   Default........................................................ 45
              -------
Section 8.2   Options of Nondefaulting Member................................ 46
              -------------------------------
Section 8.3   No Limitation or Right of Set-Off.............................. 47
              ---------------------------------


                                    ARTICLE 9

                                   DISSOLUTION

Section 9.1   Dissolution.................................................... 48
              -----------
Section 9.2   Winding Up..................................................... 48
              ----------
Section 9.3   Distributions Upon Liquidation................................. 48
              ------------------------------
Section 9.4   Claims of the Members.......................................... 49
              ---------------------
Section 9.5   Rights and Obligations of Members.............................. 49
              ---------------------------------


                                   ARTICLE 10

                                FINANCIAL MATTERS

Section 10.1  Books and Records.............................................. 49
              -----------------
Section 10.2  Financial Reports.............................................. 50
              -----------------
Section 10.3  Company Funds.................................................. 50
              -------------


                                   ARTICLE 11

                                  MISCELLANEOUS

Section 11.1  Notices........................................................ 50
              -------
Section 11.2  Modification................................................... 52
              ------------
Section 11.3  Governing Law.................................................. 52
              -------------
Section 11.4  Assignment, Binding Effect..................................... 52
              --------------------------
Section 11.5  No Third Party Rights.......................................... 52
              ---------------------
Section 11.6  Counterparts................................................... 52
              ------------
Section 11.7  Invalidity..................................................... 52
              ----------
Section 11.8  Entire Agreement............................................... 52
              ----------------
Section 11.9  Expenses....................................................... 53
              --------
Section 11.10 Waiver......................................................... 53
              ------

Section 11.11 Dispute Resolution ............................................ 53
              ------------------
Section 11.12 Disclosure..................................................... 53
              ----------
Section 11.13 Non-Compete; First Opportunity................................. 53
              ------------------------------
Section 11.14 Further Assurances............................................. 56
              ------------------
Section 11.15 Press Releases................................................. 56
              --------------
Section 11.16 Non-Assertion.................................................. 57
              -------------


                                   ARTICLE 12

                         EFFECTIVENESS OF THIS AGREEMENT

Section 12.1  Effective Time................................................. 57
              --------------


                                    EXHIBITS
                                    --------

A.            Amended and Restated Articles
B.            Interim Operating Plan
B-1           Interim Disbursement and Commitment Schedule
C.            R&D Program
D.            Budget Protocol
E.            Initial Management Committee Representatives and Initial Officers
F.            Dispute Resolution Procedure
G.            Reduced Funding Guidelines


                                   SCHEDULES
                                   ---------

Schedule 3.2  Loan and Preferred Interest Terms
Schedule 5.8  Duties of CEO and President as of Effective Time

                    AMENDED AND RESTATED OPERATING AGREEMENT


      AMENDED AND RESTATED OPERATING AGREEMENT ("Agreement"), dated as of July 17, 2001, and effective as provided in Article 12, by and between Texaco Energy Systems Inc. ("TESI"), a Delaware corporation, having an office at 1111 Bagby, Houston, Texas 77002, and Ovonic Battery Company, Inc. ("OBC"), a Delaware corporation, having an office at 1707 Northwood, Troy, Michigan 48084.

                                    RECITALS

      A. OBC and General Motors Corporation, a Delaware corporation ("GM") entered into an Operating Agreement, dated as of June 14, 1994 (the "Operating Agreement") for the purpose of setting forth their understandings with respect to, and to govern their relationship as members of, a limited liability company to be formed by them.

      B. On August 26, 1994, in furtherance of the Operating Agreement and certain other agreements between them, OBC and GM formed under the laws of the State of Michigan a limited liability company named GM Ovonic L.L.C. (the "Company") by the filing of the Articles (as defined in Article 1) with the Administrator (as defined in Article 1). Effective July __, 2001, in anticipation of the GM Interest Sale (as defined in paragraph C below), GM and OBC caused the name of the Company to change from "GM Ovonic L.L.C. " to "Texaco Ovonic Battery Systems LLC".

      C. Immediately prior to the effectiveness of this Agreement, GM assigned, transferred and delivered to TESI all right, title and interest of GM in and to GM's membership interest (as defined in the Michigan Act (as defined in Article 1)) in the Company (the "GM Interest Sale"), at which time TESI became a Member (as defined in Article 1).

      D. Immediately upon the effectiveness of this Agreement, the Company will change from a manager managed limited liability company to a limited liability company managed by the Members.

      E. The parties hereto, being as of the Effective Time (as defined in Article 12), all the Members, desire to amend and restate the Operating Agreement to reflect their current understandings and agreements regarding the management of the Company and their respective rights and obligations.

      NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, the parties agree as follows:


                                   ARTICLE 1

              SUBJECT MATTER, DEFINITIONS AND RULES OF CONSTRUCTION

      Section 1.1. Subject Matter. This Agreement sets forth the terms and conditions upon which the parties shall operate the Company.

      Section 1.2. Definitions. For purposes of this Agreement, including the Exhibits hereto, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.2 shall have the meanings herein assigned to them and the capitalized terms defined elsewhere in this Agreement, by inclusion in quotation marks and parentheses, shall have the meanings so ascribed to them.

            "Acceptable Transferee" means a Person proposed by the Selling Member in accordance with Section 7.1(c) and either accepted or not objected to by the Offeree Member within the time period set forth in such Section.

            "Adjusted Capital Account" means, with respect to any Member, such Member's Capital Account as of the end of any relevant date after giving effect to the following adjustments:

                  (i) Credit to such Capital Account any amounts which such
            Member is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and
            1.704-2(i)(5); and

                  (ii) Debit to such Capital Account the items described in
            Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

            "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in that Member's Adjusted Capital Account.

            "Administrator" means the director of the Michigan Department of Consumer and Industry Services, or such other person or agency as shall be provided for in the Michigan Act for the filing of articles of organization and other documents relating to the organization and continuation of limited liability companies in Michigan.

            "Affiliate" means with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" means the ownership, directly or indirectly, of more than 50% of the Voting Securities, of such Person; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Annual Budget" means the budget for operating expenses and capital expenditures of the Company for any Fiscal Year prepared in accordance with the Budget Protocol.

            "Annual Operating Plan" means the detailed written description of the Company's objectives for a Fiscal Year and the actions the Company intends to take in furtherance of these objectives.

            "Approved Annual Budget" means an Annual Budget (including the Initial Annual Budget) approved by the Management Committee or the Members in accordance with this Agreement.

            "Articles" means the Articles of Organization of the Company, as amended or amended and restated from time to time, filed in the office of the Administrator in accordance with the Michigan Act.

            "Associated Agreements" means the Technology Agreement, the OBC Service Agreement, the Trade Name Agreement, the Confidentiality Agreement, the Restated Articles of Organization of the Company referred to in Section 2.2, the Agreement respecting Maplelawn Lease by and between OBC and the Company dated as of July 17, 2001, and the Litigation Cost and Control Agreement by and between OBC and TESI dated as of July 17, 2001.

             "Available Funds" means Company cash on hand, as of the date of computation, including (without limitation) cash derived from any one or more of the following sources: (i) the Capital Contributions of the Members made pursuant to the terms of this Agreement, (ii) the proceeds of any Disposition of all or any portion of the assets of the Company, including any insurance proceeds, (iii) any distributions (including liquidating distributions) received from any Person in which the Company holds an interest, and (iv) all Company operating income.

            "Bankruptcy" means (i) the filing of any petition or the commencement of any suit or proceeding by an individual or entity pursuant to Bankruptcy Law seeking an order for relief, liquidation, reorganization or protection from creditors, (ii) the entry of an order for relief against an individual or entity pursuant to Bankruptcy Law or (iii) the appointment of a receiver, trustee or custodian for a substantial portion of the individual's or entity's assets or property, provided such order for relief, liquidation, reorganization or protection from creditors is not dismissed within sixty (60) days after such appointment of a receiver, trustee or custodian.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

            "Battery Business" means the research, development, manufacturing, marketing and servicing of batteries and battery systems and the application thereto of the OBC Licensed Technology, the Texaco Technology, the Foreground Technology and the Texaco Improvement Technology by the Company.

            "Beneficial Ownership" shall have the meaning set forth in Rule 13d under the Exchange Act, and derivative terms such as "Beneficially Own" shall be given corresponding meanings.

            "Book Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except (i) the initial Book Value of any asset contributed by a Member to the Company shall be the fair market value of such asset, as determined by the Management Committee;
      (ii) the Book Value of all Company assets shall be adjusted in the event of a revaluation as provided in Section 3.8(d) as determined by the Management Committee; (iii) the Book Value of any Company asset distributed to any Member shall be the fair market value of such asset on the date of distribution as determined by the Management Committee; and
      (iv) such Book Value shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

            "Business Day" means any day other than a Saturday, Sunday or other day on which banks in the State of New York are permitted or required to close.

            "Capital Contribution" means, with respect to any Member, the amount of capital contributed by such Member to the Company in accordance with
      Article 3 of this Agreement.

            "Change of Control" means the occurrence of any of the following at any time after the date hereof:

                  (i) in the case of the OBC Member, (A) any Person or "Group"
            (within the meaning of Rule 13d under the Exchange Act) of Persons shall have become the Beneficial Owner of more than Fifty Percent (50%) of the then outstanding Voting Securities of ECD, or (B) the Board of Directors of ECD shall approve the sale of all or substantially all the assets of ECD to any third party or third parties in a transaction or a series of related transactions; and

                  (ii) in the case of a Texaco Member, (A) any Person or "Group"
            (within the meaning of Rule 13d under the Exchange Act) of Persons shall have become the Beneficial Owner of more than Fifty Percent (50%) of the then outstanding Voting Securities of Texaco Inc., or
            (B) the Board of Directors of Texaco Inc. shall approve the sale of all or substantially all the assets of Texaco Inc. to any third party or third parties in a transaction or a series of related transactions.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means Texaco Ovonic Battery Systems LLC (f/k/a GM Ovonic L.L.C.), a limited liability company formed under the Michigan Act.

            "Confidentiality Agreement" means the Confidentiality Agreement dated as of the date hereof among TESI, OBC and the Company.

            "Default Purchase Price" means:

                  (i) if the Default that results in the Default Purchase occurs on or before the first anniversary of this Agreement, and TESI is the Defaulting Member: zero; and

                  (ii) if any other Default results in the Default Purchase:

                       (A)  80% of the Fair Market Value of the Company,

                       (B) minus the Fair Market Value of the Released Technology, if any, to be transferred to Defaulting Member pursuant to Section 3.2 of the Technology Agreement,

                       (C) multiplied by the Defaulting Member's Percentage Interest, multiplied by the percentage of the Defaulting Member's Interest that the Default Purchaser wishes to purchase;

      provided that the Default Purchase Price shall in no case be less than zero.

            "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period (as a result of property contributions or adjustments to such values), Depreciation shall be adjusted as necessary so as to be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period is zero, Depreciation for such year or other period shall be determined with reference to such beginning Book Value using any reasonable method selected by the Management Committee.

            "Disposition", "Disposing", "Dispose" or "Disposed" means, with respect to any asset (including Members' Interests or any portion thereof), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset.

            "Distributable Cash Flow" means any Available Funds after (i) paying the ordinary and necessary expenses of the Company, (ii) paying any debts or liabilities of the Company to the extent required under any agreement with any lender or creditor (including any Member) and (iii) establishing reserves to meet current or reasonably expected obligations of the Company as the Management Committee determines in its sole discretion.

            "Electrically Propelled Vehicles" shall mean all electrically and partially electrically propelled vehicles, including scooters, bicycles, wheelchairs, motorcycles, automobiles, trucks and buses, in each case having two (2) or more wheels.

            "Exchange Act" means the Securities Exchange Act of 1934.

            "Fair Market Value" means, as of any determination time, (i) with respect to the Company as a whole, the price at which a willing seller under no compulsion to sell would sell, and a willing buyer under no compulsion to purchase would purchase, 100% of the Interests in the Company, but before giving effect to any transfer of Released Technology pursuant to Section 3.2 of the Technology Agreement (subject to all indebtedness, liabilities and other obligations of the Company outstanding at such time), and (ii) with respect to any individual asset, the price at which a willing seller under no compulsion to sell would sell, and a willing buyer under no compulsion to purchase would purchase, such asset (or the relevant portions of such rights).

            "Fiscal Year" means (i) the period of time commencing as of the Effective Time and ending on June 30, 2002, in the case of the first Fiscal Year of the Company, and (ii) any subsequent twelve (12) month period commencing on July 1 and ending on June 30, in the case of subsequent Fiscal Years of the Company.

            "Foreground Technology" has the meaning assigned to such term in the Technology Agreement.

            "GAAP" means generally accepted accounting principles in the United States, consistently applied.

            "Governmental Body" means a government organization, subdivision, agency or authority thereof, whether foreign or domestic.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

            "High Volume Production" means production volumes that are significantly higher than the equivalent of 6500 electric vehicle battery packs per year.

            "High Volume Production Plan" means the comprehensive business plan covering all aspects of how the Company proposes to manufacture and market one or more High Volume Production Prototypes, all aspects of investment in necessary manufacturing facilities, including full financial and market projections, and full details of funding thereof by the Members.

            "High Volume Production Prototype" means a prototype Ovonic Battery that incorporates design for manufacture and assembly, that can be manufactured in high volume with production methodology available to the Company, that has been adequately life cycle tested by the Company and possesses all performance, cost and other attributes and capabilities required for commercial success in the market segments targeted in the High Volume Production Plan.

             "Interest" means the rights of a Member in the Company (which shall be considered intangible personal property for all purposes) consisting of
      (i) such Member's Percentage Interest in profits, losses, allocations and distributions, (ii) such Member's right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Michigan Act, and (iii) such Member's other rights and privileges as provided herein or by the Michigan Act.

            "Irreparable Effect" means an adverse effect of (i) at least 20% of value on the Fair Market Value of the Company's assets or (ii) at least 30% on the Company's annual earnings before deductions on account of interest expense, income tax expense, depreciation expense and amortization expense on a recurring basis for a period of at least 2 years.

            "Laws" means all applicable statutes, laws, rules, regulations, orders, ordinances, judgments and decrees of any Governmental Body, including the common or civil law of any Governmental Body.

            "Lien" shall mean any lien, encumbrance, security interest, charge, mortgage, option, pledge or restriction on transfer of any nature whatsoever.

             "Limited Production Plan" means the comprehensive business plan covering all aspects of how the Company proposes to conduct research and development activities and expand existing facilities or construct new facilities for the manufacture of Ovonic Batteries for electric vehicle, hybrid electric vehicle and other related applications with an annual production capacity equivalent to 6500 electric vehicle packs per year, including all aspects of investment necessary for such facilities, full financial and market projections, and full details of funding thereof.

            "Losses" shall mean any and all damages, losses, deficiencies, liabilities, taxes, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Proceedings and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), but excluding consequential damages and punitive damages (other than such damages awarded to any third party against an Indemnitee).

            "Management Committee" means the committee comprised of the individuals designated as representatives by the Members pursuant to
      Section 5.2 hereof and all other individuals who may from time to time be duly elected or appointed to serve as representatives on the Management Committee in accordance with the provisions hereof, in each case so long as such individual shall continue in office in accordance with the terms hereof.

            "Members" means TESI, OBC and such other Persons who are admitted as Members pursuant to this Agreement.

            "Member Nonrecourse Debt" means any nonrecourse debt of the Company for which any Member bears the economic risk of loss.

            "Member Nonrecourse Debt Minimum Gain" means, for each Member, the amount of Minimum Gain for the Fiscal Year or other period attributable to such Member's "partner nonrecourse debt," determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

            "Michigan Act" means the Michigan Limited Liability Company Act, P.A. 1993, No. 23, as amended from time to time.

            "Minimum Gain" means, with respect to all nonrecourse liabilities of the Company, the minimum amount of gain that would be realized by the Company if the Company Disposed of the Company property subject to such liability in full satisfaction thereof computed in accordance with Treasury Regulations Section 1.704-2(d).

            "Minimum Gain Share" means, for each Member, such Member's share of Minimum Gain for the Fiscal Year (after taking into account any decrease in Minimum Gain for such year), such share to be determined under Treasury Regulations Section 1.704-2(g).

            "Nonrecourse Deductions" means, for each Fiscal Year or other period, an amount of Company deductions that are characterized as "nonrecourse deductions" under Treasury Regulations Section 1.704-2(c).

            "OBC Licensed Technology" has the meaning assigned to such term in the Technology Agreement.

             "Ovonic Battery" shall mean one or more rechargeable nickel metal hydride electrochemical cells employed alone or in combination and of any size or configuration.

            "OBC Group Entity" means, at any time, Energy Conversion Devices, Inc. ("ECD") and each Subsidiary of ECD (including OBC) of which ECD, directly or indirectly through Subsidiaries, Beneficially Owns at least 75% of the outstanding Voting Securities at such time.

            "OBC Member" means any Member that is an OBC Group Entity.

            "OBC Service Agreement" means the Ovonic Battery Service Agreement effective as of October 1, 2000 between the Company and OBC.

            "Ovonic Battery Systems" shall mean Ovonic Batteries for Licensed Products (as defined in the Technology Agreement), including thermal controls, battery pack integration, charging algorithms, and all other related components and subsystems of complete systems thereof. Specifically included are process information, material specifications and compositions, metallurgical specifications, test equipment and procedures, special tools, fixtures, dies, gauges, patterns and molds, electrode fabrication procedures, cell and piece part design and construction, cell and battery formation and battery designs.

            "Percentage Interest" means a Member's share of the Profits and Losses of the Company and the Member's right to receive distributions of the Company's assets. The Percentage Interest of each Member shall initially be the percentage set forth opposite such Member's name in
      Section 3.1(c).

            "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, estate, unincorporated organization or Governmental Body.

            "Prime Rate" means the corporate base rate per annum in effect as published by Citibank, N.A. from time to time for domestic unsecured commercial loans.

            "Proceeding" shall mean any action, claim, suit, arbitration, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any Governmental Body or arbitration tribunal.

            "Profits" and "Losses" means, for purposes of Article 4, an amount equal to the Company's taxable income or loss for each Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                  (ii)  Any expenditures of the Company described in Code
            Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)
            (iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

                  (iii) Gain or loss resulting from any Disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property Disposed of, notwithstanding that the adjusted tax basis of such property differs from such Book Value;

                  (iv) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation" herein; and

                  (v) Notwithstanding any other provision of this definition, any items which are specifically allocated pursuant to Section 4.2(c) shall not be taken into account in computing Profits or Losses.

            "Released Technology" means intellectual property assigned or licensed in the circumstances set forth in Section 3.2 of the Technology Agreement.

            "Subsidiary" means, with respect to any Person, any other Person of which a majority of the Voting Securities are at the time directly or indirectly owned by such Person.

            "Technology Agreement" means the Intellectual Property License Agreement dated as of the date hereof among OBC, TESI and the Company.

            "Telecommunication Applications" has the meaning assigned to such term in the Technology Agreement.

            "Texaco Group Entity" means, at any time, Texaco Inc. and each Subsidiary of Texaco Inc. of which Texaco Inc., directly or indirectly through Subsidiaries, Beneficially Owns at least 75% of the outstanding Voting Securities at such time.

            "Texaco Improvement Technology" has the meaning assigned to such term in the Technology Agreement.

            "Texaco Member" means any Member that is a Texaco Group Entity.

            "Texaco Technology" has the meaning assigned to such term in the Technology Agreement.

            "Trade Name Agreement" means the Trade Name and Trademark License Agreement dated as of the date hereof between Texaco Inc. and the Company.

            "Transfer" means any sale, transfer, exchange, assignment or other disposition, by operation of law or otherwise.

            "Treasury Regulations" means the Treasury Regulations promulgated under the Code, as from time to time in effect.

            "Uninterruptible Power Supply Applications" has the meaning assigned to such term in the Technology Agreement.

            "Voting Securities" means any Person's securities or other ownership interests which have ordinary voting power under ordinary circumstances for the election of directors (or the equivalent) of such Person.

      Section 1.3. Other Definitions. The following terms have the meanings ascribed to them in the Sections noted:

            "Accepting Member"                         2.10
            "Agreement"                                Opening Paragraph
            "Appraisers"                               2.9
            "Authorized Person"                        6.1
            "Budget Protocol"                          2.6(a)(ii)
            "Capital Account"                          3.7
            "CEO"                                      5.7
            "Change Price"                             7.2
            "Changed Member"                           7.2
            "Company"                                  1.1
            "Default"                                  8.1
            "Default Purchase"                         8.2
            "Default Purchaser"                        8.2
            "Defaulting Member"                        8.1
            "Designated Price"                         2.10
            "Dissolution Event"                        9.1
            "Effective Time"                           Article 12
            "Electing Member"                          2.10
            "Event of Default "                        8.2
            "First Appraiser"                          2.9
            "GM Interest Sale"                         Recital C
            "High Volume Production Phase"             2.6(a)
            "IB Firm"                                  2.9
            "Indemnitee"                               6.2
            "Initial Annual Budget"                    2.6(a)(ii)
            "Kettering Facility"                       2.5(a)
            "Limited Production Phase"                 2.5(a)
            "Loan Account"                             3.6
            "Milestones"                               2.5(b)(iii)
            "Nondefaulting Member"                     8.1
            "Objectives"                               2.5(b)
            "Offeree Member"                           7.1(c)
            "Offeree Member's Acceptance Notice"       7.1(c)
            "Offeree Member Response Date"             7.1(c)
            "Operating Agreement"                      Recital A
            "Phase One Buy-Out Closing"                2.8
            "Phase One Buy-Out Loan"                   2.8
            "Phase One Buy-Out Notice"                 2.8
            "Phase One Buy-Out Price"                  2.8

            "Phase One Buy-Out Procedures"             2.7
            "Phase One Deadlock"                       2.7
            "Phase One Deadlock Event"                 2.7
            "Phase One Deadlock Notice                 2.7
            "Phase Two Deadlock"                       2.10
            "Phase Two Deadlock Event"                 2.10
            "Phase Two Deadlock Notice"                2.10
            "President"                                5.7
            "Regulatory Allocations"                   4.2(a)
            "Sale Materials"                           7.1(c)
            "Second Appraiser"                         2.9
            "Secretary"                                5.5(b)
            "Selling Member"                           7.1(c)
            "Selling Member's Offer Notice"            7.1(c)
            "Tax Matters Member"                       4.5(a)
            "Tax Return"                               4.5(b)
            "TESI Cash Contribution"                   3.1
            "Third Appraiser"                          2.9
            "Unanimous Approval"                       5.3
            "Unchanged Member"                         7.2

      Section 1.4. Rules of Construction. For purposes of this Agreement, including the Exhibits hereto:

            (a) General. Unless the context otherwise requires, (i) "or" is not exclusive; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (iii) words in the singular include the plural and words in the plural include the singular;
      (iv) words in the masculine include the feminine and words in the feminine include the masculine; (v) any date specified for any action that is not a Business Day shall be deemed to be the first Business Day after such date;
      (vi) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (vii) the words "hereof," "herein'" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and (vii) a reference to a Party includes its successors and assigns.

            (b) Articles, Parts and Sections. References in this Agreement to Articles, Parts, Sections or other subdivisions are unless otherwise specified, to corresponding Articles, Parts, Sections or other subdivisions of this Agreement. Neither the captions to Articles, Parts, Sections or other subdivisions of this Agreement or the section headings of this Section 1.4, nor any Table of Contents shall be deemed to be a part of this Agreement or this Section 1.4.

            (c) Exhibits and Schedules. The Exhibits and Schedules to this Agreement form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement. References to this Agreement include the attachments thereto and all Exhibits and Schedules incorporated therein. All references in this Agreement to

      Exhibits and Schedules refer to Exhibits and Schedules to this Agreement, unless expressly provided otherwise.

            (d) Other Agreements. References herein to any agreement or other instrument shall, unless the context otherwise requires (or the definition thereof otherwise specifies), be deemed references to such agreement or other instrument as it may from time to time be changed, amended or extended.

            (e) Certain Terms. The words "best efforts" shall mean the use of reasonable best efforts conducted in good faith in a commercially reasonable manner. Whenever any Person is permitted or required to make a decision or act in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, such Person shall be entitled to consider only such interest and factors as it desires, including its own interest, and shall not be subject to any other or different standard imposed by the relevant agreement or by relevant provisions of law or in equity or otherwise. Whenever any Person is permitted or required to make a decision or act in its "good faith," such Person shall act under such standard and shall not be subject to any other or different standard imposed by the relevant agreement or by relevant provisions of law or in equity or otherwise.


                                    ARTICLE 2

                           CONTINUATION AND OPERATIONS

      Section 2.1. Company. Subject to the terms and conditions of this Agreement, the Members shall continue and jointly operate the Company, a limited liability company organized pursuant to the Michigan Act, which shall engage in the business described herein.

      Section 2.2. Amendment and Restatement of Articles; Authorization of Associated Agreements. Concurrently with or as soon as possible after the Effective Time, the Members shall cause the Restated Articles of Organization of the Company, in the form attached hereto as Exhibit A, to be filed with the Administrator in accordance with the requirements of the Michigan Act. From time to time, the Members shall cause to be filed such further certificates of formation, qualifications to do business, fictitious name certificates or like filings in such jurisdictions as may be necessary or appropriate in connection with the conduct of the Company's business or to provide notification of the limitation of liability of Members and Management Committee representatives under applicable Law. CSC-Lawyers Incorporating Service (Company) is hereby designated by each Member and the Company as a non-exclusive attorney in fact within the meaning of the Michigan Act to execute, deliver and file, or cause the execution, delivery and filing of, all certificates required or permitted by the Michigan Act to be filed with the Administrator. Concurrently with the execution of this Agreement, the Company and each Member, as applicable, shall execute, and deliver the Associated Agreements. The execution and delivery of, and performance by the Company of its obligations under, the Associated Agreements to which the Company is a party, and any agreements, instruments or other documents contemplated thereby to be entered into by the Company in connection therewith, are hereby authorized (without requirement for further approval under Article 5 hereof).

      Section 2.3. Place of Business. The principal place of business of the Company shall be in Troy, Michigan or such other place as the Management Committee may from time to time determine. The registered office of the Company in the State of Michigan shall be 601 Abbott Road, East Lansing, Michigan 48823 and the registered agent for service of process on the Company shall be CSC-Lawyers Incorporating Service (Company), whose business address is the same as the Company's registered office (or such other registered office and registered agent as the Management Committee may from time to time select).

      Section 2.4.  Purpose.  The business and purposes of the Company shall be
(i) to carry on the Battery Business and (ii) to engage in such other business activities that may be undertaken by a limited liability company under the Michigan Act as the Members may from time to time determine by Unanimous Approval.

      Section 2.5.  Limited Production Phase of Operations

            (a) Activities. During the initial phase of its operation (the "Limited Production Phase"), the Company shall: (i) operate the battery manufacturing facility located at Kettering, Ohio (the "Kettering Facility") and expand the Company's annual manufacturing capacity in a commercially reasonable manner (at the Kettering Facility or elsewhere) to the equivalent of approximately 6500 EV battery packs; (ii) conduct research and development activities in connection with the development of new High Volume Production Ready Prototypes and the production of new and existing High Volume Production Ready Prototypes in significantly increased quantities ("High Volume Production"); (iii) validate manufacturing methodologies developed for such High Volume Production; and
      (iv) conduct market research, assessment, applications engineering and development activities to identify and develop markets for the Company's products.

            (b) Operating Plans. The Company shall be operated during the Limited Production Phase in accordance with an operating plan which shall contain (i) business objectives by which the Company's performance will be measured ("Objectives"); (ii) business strategies and tactics; (iii) a detailed research and development program ("R&D Program") to be conducted by OBC, including its own budget and a timetable for completion of specified deliverables ("Milestones") by which the progress under such R&D Program will be measured (a copy of which is attached as Exhibit C); and
      (iv) an overall budget for the Company's operations for the Limited Production Phase. The operating plan summary as of the Effective Time (the "Interim Operating Plan") is attached as Exhibit B and is hereby approved (without requirement for further approval under Article 5 hereof). As soon as practicable but in no event later than 60 days following the Effective Time, the President will prepare and present to the Management Committee, for approval an operating plan for the Limited Production Phase (the "Limited Production Plan"). Such Limited Production Plan will consist of the same components as the Interim Operating Plan but the contents may be modified as the President sees fit.

            (c) Funding Procedures Generally; Limitations. Funding of the Company's operations (including execution of the R&D Program) during the Limited Production Phase shall be pursuant to approved schedules of required disbursements and commitments for expenditures (each a "Disbursement and Commitment Schedule") for each calendar quarter during the Limited Production Phase. The Disbursement and Commitment Schedule for the period from the Effective Time through September 30, 2001 (the "Interim Disbursement and Commitment Schedule") is attached as Exhibit B-1 and is hereby approved (without requirement for further approval under Article 5 hereof). Once the Management Committee approves a Limited Production Plan, TESI shall, subject to sections 2.5(d), (f) and (g), fund the Company's operations during the Limited Production Phase in accordance with such Limited Production Plan upon the approval of subsequent Disbursement and Commitment Schedules. In no event shall TESI's funding of the Company's operations during the Limited Production Phase exceed $ 129 million plus such amount as is necessary for the development, beta testing and validation of manufacturing processes for Uninterrupted Power Supply Applications and Telecommunication Applications of OBC Licensed Technology, which amount shall not exceed $32 million in the aggregate.

            (d) Failure to Approve a Limited Production Plan. If the Management Committee has not unanimously approved a Limited Production Plan and a Disbursement and Commitment Schedule for the calendar quarter ending December 31, 2001 within 90 days following the Effective Time, the Company shall operate in accordance with the Interim Operating Plan until the earlier of (i) the date on which such Limited Production Plan and Disbursement and Commitment Schedule are approved or (ii) December 31, 2001. If the Management Committee does not approve a Limited Production Plan and a Disbursement and Commitment Schedule by December 31, 2001, the Company shall continue to operate in accordance with the Interim Operating Plan as modified to comply with the guidelines for reduced funding ("Reduced Funding Guidelines") attached as Exhibit G during the period commencing on January 1, 2002 and ending on the date on which a Limited Production Plan is approved; provided that if the Management Committee does not approve a Limited Production Plan by June 30, 2002, the Members shall follow the deadlock procedures set forth in Section 2.7 and reduced funding for the Company shall continue as provided in this Section 2.5(d) until such time as the deadlock is resolved or a Buyout Closing occurs, which ever is earlier.

            (e) Quarterly Reviews. Insofar as practicable, meetings of the Management Committee during the Limited Production Phase shall be held on dates that correspond to the completion dates for Objectives and Milestones and in any event no less often than once every calendar quarter. At such meetings, the Management Committee will (i) review Limited Production Plan progress to date and determine whether any applicable Objectives or Milestones that were scheduled to be completed since its last meeting have been satisfied; (ii) ratify or modify the Limited Production Plan, and (iii) determine whether to approve a Disbursement and Commitment Schedule for the next succeeding calendar quarter.

            (f) Review of Business Objectives. For each Objective set forth in the Interim Operating Plan or the Limited Production Plan, as the case may be, the President shall promptly notify the Management Committee as to whether such Objective will be materially satisfied as soon as the President has such information and in any event no later than 5 days following the applicable completion date for such Objective. If, within 5 Business Days following receipt of such notification, the Management Committee, after diligent consideration, fails to determine that the Company has materially met such Objective, the President shall, by no later than 21 days following the completion date for such Objective, submit to the Management Committee for approval a written recovery plan, including any proposed revisions to such Objective or any other part of the Limited Production Plan. In determining whether the Company has materially failed to meet an Objective, the Management Committee shall give due consideration to any factors beyond the Company's reasonable control that may have contributed to such failure. The President and the Management Committee shall work together diligently to approve a recovery plan following its submission.

               (i) Objectives with due dates before June 30, 2002: With respect to any Objective with a scheduled completion date before June 30, 2002, if the Management Committee does not approve a recovery plan with respect to such Objective within 28 days after its submission, then commencing as of the end of such 28 day period, the President shall use diligent efforts to minimize costs and expenditures until a recovery plan is approved and TESI shall continue to provide funding required pursuant to the Disbursement and Commitment Schedule then in effect and any subsequently approved Disbursement and Commitment Schedules (each as modified to comply with the Reduced Funding Guidelines) until the date on which a recovery plan is approved; provided that if the Management Committee does not approve a recovery plan by June 30, 2002, the Members shall follow the deadlock procedures set forth in Section 2.7 and reduced funding for the Company shall continue as provided in this Section 2.5(f)(i) until such time as the deadlock is resolved or a Buyout Closing occurs, which ever is earlier.

               (ii) Objectives with due dates on or after June 30, 2002. With respect to any Objective with a scheduled completion date on or after June 30, 2002, the Company shall use diligent efforts to minimize costs and expenditures, and all funding for the Company, including funding approved pursuant to the current Disbursement and Commitment Schedule, shall be subject to the Reduced Funding Guidelines effective immediately upon the earlier of (i) the date on which the Management Committee determines that the Company has not materially met such Objective, or (ii) the expiration of the 5 Business Day period for making such determination. If the Management Committee does not approve a recovery plan within 28 days after its submission, the Members shall follow the deadlock procedures set forth in Section 2.7 and reduced funding for the

            Company shall continue as provided in this Section 2.5(f)(ii) until such time as the deadlock is resolved or a Buyout Closing occurs, which ever is earlier.

            (g) Review of R&D Milestones. OBC will use its reasonable best efforts to satisfy the Milestones set forth in the R&D Program in all material respects as such Milestones may be modified from time to time. The President shall inform the Management Committee as to the progress under the R&D Program generally at least once during each calendar quarter, and with respect to the Milestones, shall promptly notify the Management Committee as to whether each Milestone will be satisfied as soon as the President has such information and in any event no later than 5 days following the applicable completion date for such Milestone. If, within 5 Business Days following receipt of such notification, the Management Committee, after diligent consideration, fails to determine that OBC has materially satisfied a Milestone, the President shall, by no later than 21 days following the completion date for such Milestone, submit to the Management Committee for approval a written recovery plan, including any proposed revisions to such Milestones or any other part of the R&D Program. In determining whether the OBC has materially failed to meet a Milestone, the Management Committee shall give due consideration to any factors beyond OBC's reasonable control that may have contributed to such failure. OBC, the President and the Management Committee shall work together diligently to approve a recovery plan following its submission.

               (i) Milestones with scheduled completion dates before June 30, 2002. If the Management Committee does not approve a recovery plan with respect to a Milestone with a scheduled completion date before June 30, 2002 within 28 days after its submission, then commencing as of the end of such 28 day period, OBC and the Company shall use diligent efforts to minimize costs and expenditures for the R&D Program until a recovery plan is approved and TESI shall continue to provide funding required pursuant to the Disbursement and Commitment Schedule then in effect and any subsequently approved Disbursement and Commitment Schedules (each as modified to comply with the Reduced Funding Guidelines) until the date on which a recovery plan is approved; provided that if a recovery plan is not approved by June 30, 2002, the Members shall follow the deadlock procedures set forth in Section 2.7 and reduced funding for the Company shall continue as provided in this Section 2.5(g)(i) until such time as the deadlock is resolved or a Buyout Closing occurs, which ever is earlier.

               (ii) Milestones with scheduled completion dates on or after June 30, 2002. With respect to any Milestone with a scheduled completion date on or after June 30, 2002, OBC and the Company shall use diligent efforts to minimize costs and expenditures for the R&D Program, and all related funding, including funding approved pursuant to the current Disbursement and Commitment Schedule, shall be subject to the Reduced Funding Guidelines effective immediately upon the earlier of (i) the date on which the Management Committee determines that the Company has not materially met such Objective, or (ii) the expiration of the 5 Business Day period for making such determination. If the Management Committee does not approve a recovery plan within 28 days after its submission, the Members shall follow the deadlock procedures set forth in
            Section 2.7 and reduced funding for the Company shall continue as provided in this Section 2.5(g)(ii) until such time as the deadlock is resolved or a Buyout Closing occurs, which ever is earlier.

            (h) High Volume Production Plan; Conclusion of Limited Production Phase. As soon as practicable after the Effective Time, the President shall submit a proposed High Volume Production Plan to the Management Committee for its review and approval. The Management Committee and the President shall make such revisions to the High Volume Production Plan as they may deem appropriate from time to time. The Members contemplate that multiple High Volume Production Prototypes may be developed and that High Volume Production Plans with respect to High Volume Production Prototypes may be approved by the Members at different times. The Limited Production Phase shall conclude with respect to a High Volume Production Prototype upon approval by the Members of a High Volume Production Plan with respect to such High Volume Production Prototype. If the Management Committee does not approve a High Volume Production Plan within 90 days after its submission, then commencing as of the end of such 90 day period, (i) the President shall use diligent efforts to minimize costs and expenditures until a High Volume Production Plan is approved; (ii) all funding for the Company, including funding approved pursuant to the current Disbursement and Commitment Schedule, shall be subject to the Reduced Funding Guidelines; and (iii) the Members shall follow the deadlock procedures set forth in Section 2.7 or Section 2.10, as the case may be, and reduced funding for the Company shall continue as provided in this Section 2.5(h) until such time as the deadlock is resolved or a Buyout Closing occurs, which ever is earlier.

      Section 2.6.  High Volume Production Phase of Operations.

            (a) Activities. Upon the Members' determination that the Company should proceed with the high volume production of a High Volume Production Prototype, the Company shall commence its second phase of operations (the "High Volume Production Phase") with respect to such High Volume Production Prototype, and shall conduct all activities necessary or appropriate to manufacture and market a high volume of Ovonic Batteries similar to such High Volume Production Prototype, which activities may include the development, construction, ownership and operation of production facilities with high volume capability ("High Volume Production Facilities"). The Members recognize that the market for the Company's products may outgrow the Company's ability to satisfy market demand with any High Volume Production Facilities it may own or operate. In this event, the Members may elect to cause the Company to increase its own manufacturing capacity, enter into joint ventures with third parties, admit as a Member another Person who will provide the necessary capital for increased manufacturing capacity, contract with third parties to manufacture additional products, grant limited licenses to other Persons to manufacture its products or take such other actions as they determine to be appropriate to increase the supply of the Company's products to satisfy market demand. Any licenses granted by the Company shall contain restrictive terms such as limitations on the duration of the license, the quantity of products that can be manufactured thereunder, the territory in which such products can be marketed or other similar limitations in order to prevent the use of such licenses from having a material adverse effect on the Company's business.

            (b) Funding Procedures Generally. For each Fiscal Year during the High Volume Production Phase, the President shall submit an operating plan ("Annual Operating Plan") and an operating budget ("Annual Budget") to the Management Committee for approval in accordance with the Budget Protocol. The President shall prepare and submit for Management Committee approval Annual Budgets for all subsequent Fiscal Years during the High Volume Production Phase in accordance with the Budget Protocol. Should the Company enter the High Volume Production Phase with respect to a High Volume Production Ready Prototype prior to completion of the Limited Production Phase with respect to other prototypes contemplated by the R&D Program, the Annual Budgets and Annual Operating Plans shall separately identify the High Volume Production Phase and Limited Production Phase costs and expenses. As more fully provided in Sections 3.1 and 3.2, TESI and OBC shall be responsible for funding all costs and expenses incurred by the Company in the High Volume Production Phase and included in approved Annual Budgets.

      Section 2.7. Phase One Deadlock. If (i) the Members have not agreed upon a Limited Production Plan by June 30, 2002, (ii) at any time prior to commencement of the High Volume Production Phase with respect to the first High Volume Production Prototype the Members have not agreed upon a Disbursement and Commitment Schedule within 30 days after its presentation to the Management Committee for approval, (iii) at any time prior to commencement of the High Volume Production Phase with respect to the first High Volume Production Prototype the Members have not agreed upon a recovery plan with respect to the Company's failure to substantially meet an Objective or a Milestone (as such Objective or Milestone may be modified from time to time) within 28 days after the President's submission of such recovery plan, or (iv) the Members have not agreed, within 90 days after completion of the first High Volume Production Prototype, on a mutually acceptable High Volume Production Plan for such High Volume Production Prototype (each of the events in the foregoing clauses (i), (ii) (iii) and (iv), a "Phase One Deadlock Event") then in each instance either Member may request that such matter be immediately submitted for resolution to the Chairman of OBC or ECD and the Chief Technology Officer of Texaco Inc. or such other senior executive of TESI or its Affiliates as TESI may designate. Such request shall be in writing and shall be accompanied by the requesting Member's statement of the matter and its position with respect thereto. The other Member shall have the right to submit to such officers its own statement of the matter and its position with respect thereto. If such matter is not resolved within 120 days of the submission of such matter to such officers, OBC may declare a deadlock (a "Phase One Deadlock") by delivering a written notice (a " Phase One Deadlock Notice") to the Company and TESI at the end of such 120 day period stating that a Phase One Deadlock has occurred and requesting the initiation of the buy out procedures pursuant to Section 2.8 ("Phase One Buy-Out Procedures"). If OBC does not deliver a timely Phase One Deadlock Notice, TESI's proposed resolution with respect to such Phase One Deadlock Event shall be deemed adopted by the Members.

      Section 2.8.  Phase One Deadlock Buy-Out Procedures.

            (a) Promptly following delivery of a Phase One Deadlock Notice, the Members shall cause the Fair Market Value of the Company to be determined in accordance with Section 2.9.

            (b) At any time during the 30 day period following the determination of Fair Market Value of the Company, OBC may provide a notice to TESI (a "Phase One Buy-Out Notice"), setting forth the irrevocable commitment by OBC to purchase or cause to be purchased TESI's Interest for the Phase One Buy-Out Price, and setting forth the date on which OBC intends to acquire or cause to be acquired such Interest, which date shall be as soon as practicable after delivery of the Phase One Buy-Out Notice. If OBC does not provide TESI with a Phase One Buy-Out Notice by the end of such 30 day period, TESI's proposed resolution with respect to the Phase One Deadlock Event in question shall be deemed adopted by the Members. As used in this Agreement, the term "Phase One Buy-Out Price" with respect to TESI's Interest means the Fair Market
      Value of the Company determined in accordance with the procedures set forth in Section 2.9, multiplied by TESI's Percentage Interest; provided that in the case of a buy-out as a result of a Phase One Deadlock Event specified in Sections 2.7(i), 2.7(ii) or 2.7(iii), the Phase One Buy-Out Price with respect to TESI's Interest shall mean the sum of (i) Fair Market Value of the Company determined in accordance with the procedures set forth in Section 2.9, multiplied by a factor determined by multiplying TESI's Percentage Interest by the lesser of 1 or the quotient determined by dividing the actual amount of cash funding provided by TESI for the Limited Production Phase from the Effective Time to the date of the Buyout Notice by $95 million, and (ii) the amount of funding provided by TESI after the 30th day following the Phase One Buy-Out Notice.

            (c)  Upon the consummation of any purchase and sale pursuant to this
      Section 2.8 ("Phase One Buy-Out Closing"), TESI shall deliver its Interest, free and clear of all Liens (other than any Lien created under any financing to which the Company is a party), together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to OBC or its designee, against payment of the Phase One Buy-Out Price as set forth in subsection (d).

            (d) Upon the Phase One Buy-Out Closing, OBC shall pay TESI the Phase One Buy-Out Price by wire transfer, in immediately available funds, to the bank account designated by TESI for such purpose; provided that solely in the case of a buy-out as a result of a Phase One Deadlock Event specified in Sections 2.7(i), 2.7(ii) or 2.7(iii), if OBC certifies at a time reasonably in advance of the Phase One Buy-Out Closing that despite diligent efforts it is unable to fund all or part of the Phase One Buy-Out Price in cash from its own corporate resources or third party equity or debt financing, then upon the Phase One Buy-Out Closing TESI shall make a loan ("Phase One Buy-Out Loan") to OBC in an amount equal to the portion of Phase One Buy-Out Price that OBC is unable to fund. Such Phase One Buy-Out Loan shall be on commercial terms reasonable and customary under the circumstances and shall in all events be repaid within ten years of the Phase One Buy-Out Closing or earlier to the extent of the proceeds received by OBC upon any subsequent sale or other transfer for value of all or part of its Interest.

            (e) Notwithstanding any other provision of this Agreement, no transfer of TESI's Interest shall occur pursuant to this Section 2.8 unless and until any and all necessary consents and approvals have been obtained from any Governmental Body with authority with respect thereto, including any required approvals under the HSR Act. The Members agree to cooperate and to cause their Affiliates to cooperate in the preparation and filing of any and all reports or other submissions required in connection with obtaining such consents and approvals.

            (f) In the event OBC purchases TESI's Interest following the occurrence of a Phase One Deadlock Event specified in Section 2.7(iv) and, within 12 months following the Phase One Buy-Out Closing receives a bona fide offer from a third party (whether solicited or not) to purchase an Interest in the Company and OBC desires to accept such offer, OBC and TESI shall follow the right of first refusal procedures set forth in Sections 7.1(c)(iv) and (v) and such third party shall be deemed to be an "Acceptable Transferee" for purposes of such procedures.

      Section 2.9. Valuation Procedures. Any determination of Fair Market Value under this Agreement shall be made as follows:

            (a)  The Members will first seek to agree on such Fair Market Value.

            (b) If the Members cannot agree on the Fair Market Value within 30 days of delivery of the Phase One Buy-Out Notice, OBC will promptly select an independent investment banking firm (an "IB Firm") of recognized international standing (the "First Appraiser") and TESI will select an IB Firm (the "Second Appraiser" and, together with the First Appraiser, the "Appraisers") to determine the Fair Market Value. The fees and expenses of each Appraiser will be borne by each of the Members that have retained such Appraiser.

            (c) Within 45 days of the date of selection of the Appraisers, each of the First Appraiser and the Second Appraiser will determine the Fair Market Value and will notify the Members of such determination (specifying the Fair Market Value as determined by such Appraiser and setting forth, in reasonable detail, the basis for such determination). If the Fair Market Value as determined by one Appraiser is not more than 110% of the Fair Market Value as determined by the other Appraiser, the Fair Market Value will be the average of the two amounts. In all other cases, the Appraisers will jointly select a third IB Firm (the "Third Appraiser"). The fees and expenses of the Third Appraiser will be borne by the Members equally.

            (d) The Third Appraiser will, within 45 days of its retention, determine its view of the Fair Market Value, and the Fair Market Value will thereupon be the average of (i) the Fair Market Value as determined by the Third Appraiser and (ii) whichever of the Fair Market Values as determined by the First Appraiser and the Second Appraiser is closer to the Fair Market Value as determined by the Third Appraiser; provided that if Fair Market Values as determined by the First Appraiser and the Second Appraiser differ by the same amount from the Third Appraiser's determination of Fair Market Value, the Fair Market Value will be as determined by the Third Appraiser. The determination of Fair Market Value in accordance with this Section 2.9 will be final, binding and conclusive upon the Members.

            (e) Each Member will share with the other Member any written communication it has with the Third Appraiser and will not communicate other than in writing with the Third Appraiser without giving the other Member an opportunity to be present at any such communication.

      Section 2.10.  Phase Two Deadlock.

            (a) If (i) the Members fail to approve a High Volume Production Plan as provided in 2.5(h) with respect to any High Volume Prototype other than the first, or (ii) at any time there is a persistent inability of the Members to agree, despite good faith efforts to reach agreement, on a course of action in respect of any material matter other than those matters which constitute Phase One Deadlock Events and such inability persists for at least 30 days after such inability first arises and if any Member believes that such inability to agree has or will have an Irreparable Effect (each of the events in the foregoing clauses (i) and (ii), a "Phase Two Deadlock Event"), then either Member may request that such Phase Two Deadlock Event be immediately submitted for resolution to the Chairman of OBC or ECD and the Chief Technology Officer of Texaco Inc. or such other senior executive of TESI or its Affiliates as TESI may designate. Such request shall be in writing and shall be accompanied by the requesting Member's statement of the matter and its position with respect thereto. The other Member shall have the right to submit to such officers its own statement of the matter and its position with respect thereto.

            (b) If such matter is not resolved within 120 days of the submission of such matter to such officers (a "Phase Two Deadlock"), then:

               (i) no action will be taken with respect to such matter and the status quo shall be maintained in respect thereof, and

               (ii) either Member (the "Electing Member") who is not a Defaulting Member may declare a deadlock (a "Phase Two Deadlock") by delivering a written notice (a "Phase Two Deadlock Notice") to the other Member at the end of such 120 day period stating that a Phase Two Deadlock has occurred and specifying the price and other terms (the "Designated Price") on which the Electing Member (or any Affiliate of the Electing Member designated by it) agrees that it will either purchase all of the other Member's (the "Accepting Member") Interest or sell all of the Electing Member's Interest to the Accepting Member (or any Affiliate of the Accepting Member designated by it); provided that, solely with respect to a Phase Two Deadlock Event described in clause (ii) above, if the Members are unable to agree on the question of whether a persistent inability to agree on a material matter has or will have an Irreparable Effect, this question shall be determined in the affirmative pursuant to Section 11.11 before any purchase of a Member's interest may occur pursuant to this
            Section 2.10.

            (c) The Accepting Member shall have sixty (60) days from the receipt of the Phase Two Deadlock Notice to notify the Electing Member of the Accepting Member's decision to either purchase the Electing Member's Interest or sell the Accepting Member's Interest, in each case for the Designated Price. If the Accepting Member does not provide such notice within such sixty (60) days, it shall be obligated to sell its Interest to the Electing Member for the Designated Price.

            (d) Within sixty (60) days after identification of the purchasing Member pursuant to subsection (c) above, the selling Member shall deliver its Interest, free and clear of all Liens (other than any Lien created under any financing to which the Company is a party), together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to the purchasing Member or its designee, against payment of the Designated Price.

            (e) Notwithstanding any other provision of this Agreement, no transfer of the selling Member's Interest shall occur pursuant to this
      Section 2.10 unless and until any and all necessary consents and approvals have been obtained from any Governmental Body with authority with respect thereto, including any required approvals under the HSR Act. The Members agree to cooperate and to cause their Affiliates to cooperate in the preparation and filing of any and all reports or other submissions required in connection with obtaining such consents and approvals.

                                    ARTICLE 3

                                CAPITAL STRUCTURE

      Section 3.1.  Members' Capital Contributions and Percentage Interests.

            (a) Limited Production Phase Capital Contributions. Concurrently with the execution of this Agreement, OBC and TESI shall make Capital Contributions to the Company of certain intellectual property and know how in accordance with the terms of the Technology Agreement. In order to fund the Company's operations during the Limited Production Phase, TESI shall contribute cash in an aggregate amount not exceeding $129 million plus such amount as is necessary for the development, beta testing and validation of manufacturing processes for Uninterrupted Power Supply Applications and Telecommunication Applications of OBC Licensed Technology, which amount shall not exceed $32 million (the "TESI Cash Contribution"). The TESI Cash Contribution shall be paid pursuant to Commitment and Disbursement Schedules approved during the Limited Production Phase and in accordance with the Budget Protocol. The Members agree that the Book Value of the intellectual property and know how contributed by OBC pursuant to the Technology Agreement shall be, in the case of

      OBC, equal to the actual amount of the TESI Cash Contribution plus the difference between TESI's Capital Account and OBC's Capital Account
      (each as adjusted pursuant to Section 3.8(d)) as of the Effective Time. TESI may, with the prior approval of the Management Committee, contribute to the Company property, use of facilities or other noncash contributions during the Limited Production Phase. All such contributions by TESI to the Company that are not included as expense items in an Approved Annual Budget shall be treated as Capital Contributions and credited to its Capital Account in accordance with Section 3.8.

            (b) High Volume Production Phase Capital Contributions. TESI and OBC shall use reasonable efforts to assist the Company in securing funding for its operations during the High Volume Production Phase from sources other than TESI and OBC. If despite such efforts the Company is unable to obtain such funding on terms acceptable to the Members, TESI and OBC shall be responsible for making Capital Contributions, as are required to fund the Company's operations during the High Volume Production Phase in accordance with the applicable Approved Annual Budgets, but only to the extent such funding requirements exceed cash available from the Company's operations. TESI and OBC shall fund the costs and expenses necessary for the High Volume Production Phase in proportion to their respective Percentage Interests. The Members' obligations to make Capital Contributions are subject to Section 3.2.

            (c) Percentage Interests. The Percentage Interests assigned to the Members in consideration of their Capital Contributions pursuant to this
      Section 3.1 are as follows:

                  Member                  Percentage Interest
                  ------                  -------------------

                  TESI                    50%
                  OBC                     50%

      The Management Committee shall amend the foregoing table of Members and Percentage Interests from time to time as necessary to reflect any admission of additional or substituted Members, in each case as permitted herein. No adjustment to the Capital Account of a Member in accordance with Section 3.8 shall affect the Percentage Interest of such Member.

      Section 3.2. Funding Alternatives During High Volume Production Phase. While the Company is developing a High Volume Production Plan, it shall consult with the Members with respect to the amount of funding that will be required in connection with such plan and the methods by which such funding may be arranged. Each Member shall use diligent efforts to meet its funding requirements in cash from its own corporate resources. If OBC determines that, despite such efforts, it will not be able to fund in cash its 50% share of the funding required for the High Volume Production Phase for such High Volume Production Prototype, OBC shall diligently explore other reasonable funding alternatives, including in-kind Capital Contributions of technology (other than OBC Licensed Technology) and equity or debt financing from independent third parties. OBC's use of any such alternatives shall be subject to TESI's prior consent (which consent shall not be unreasonably withheld); except that TESI's consent shall be in its full and absolute discretion with respect to any funding alternatives proposed by OBC that would involve bringing in an additional Member or would result in the imposition of a Lien on OBC's Interest in the Company or on any assets of the Company. If OBC is unable to secure such approved alternative funding after using its diligent efforts to do so, then TESI shall at its option (i) make a loan to the Company or (ii) purchase preferred Interest in the Company, in either case in an amount equal to the Capital Contribution that OBC is unable to fund. The terms of any such loan or preferred Interest shall be as set forth in Schedule 3.2. Any loan or purchase of preferred Interest made by TESI may, at its option, also include TESI's share of the required funding. In no event shall TESI be obligated to make any loans or preferred Interest purchases pursuant to this Section 3.2 after the fifth anniversary of the first such loan or preferred Interest purchase, as the case may be. All of the foregoing consultations and efforts with respect to funding arrangements shall be concluded prior to presentation of the final High Volume Production Plan to the Members for approval and such final plan shall include a detailed statement of the amount and method of funding agreed to by the Members and the Company. Neither OBC nor TESI shall be responsible for making any Capital Contributions otherwise required pursuant to Section 3.1(b) that are funded with the loans or Interest purchases made by TESI under this
Section 3.2.

      Section 3.3. Additional Capital Contributions. In the event that the Members shall determine that Capital Contributions in addition to the Capital Contributions provided for in Section 3.1 shall be made, each Member shall contribute to the capital of the Company an amount calculated by multiplying such Member's Percentage Interest by the aggregate amount of additional Capital Contributions so determined by the Members.

      Section 3.4. Payment of Capital Contributions. TESI and OBC shall make Capital Contributions pursuant to Section 3.1 in accordance with Disbursement and Commitment Schedules approved during the Limited Production Phase and the procedures set forth in the Budget Protocol. The Management Committee shall issue or cause to be issued a written request to each Member for payment of any Capital Contributions to be made in accordance with Section 3.3 at such times and in such amounts as the Members shall determine, provided that the due date for any such Contributions shall be not less than 10 Business Days following the date of such request. All Capital Contributions received by the Company after the date specified in such written request shall be accompanied by interest on such overdue amounts, which interest shall be payable to the Company and shall accrue from and after such specified date until paid at an annual rate equal to 2% over the Prime Rate.

      Section 3.5. No Voluntary Contributions; Interest. No Member shall make any Capital Contributions to the Company except pursuant to this Article 3. No Member shall be entitled to interest on its Capital Contributions.

      Section 3.6. Member Loans. With the prior approval of the other Member, a Member may lend to the Company funds needed by the Company for working capital purposes (which shall not include amounts due under Sections 3.1, 3.2 and 3.3). An account shall be established and maintained for such lending Member separate from such Member's capital account, such account being herein referred to as such Member's "Loan Account." Any Loan made by a

Member to the Company shall be credited to such Member's Loan Account. Interest on any Loan made by a Member to the Company shall accrue on the unpaid balance thereof at the Prime Rate and shall be repaid by the Company prior to any distributions to the Members pursuant to Section 4.1. A credit balance in the Loan Account of a Member shall constitute a liability of the Company and shall not constitute a part of such Member's capital account.

      Section 3.7. Capital Accounts. The Company shall maintain a separate capital account ("Capital Account") for each Member, which shall be maintained and adjusted as described in Section 3.8. The Members agree that as of the Effective Time and prior to the Member's Capital Contributions pursuant to
Section 3.1(a), (i) TESI's Capital Account shall reflect 60% of the Company's Fair Market Value as determined at the time of the GM Interest Sale and (ii) OBC's Capital Account shall reflect 40% of such Fair Market Value as a result of the GM Interest Sale and as permitted under the Code and Treasury Regulations. In addition, the Members agree to take any necessary actions to effectuate the foregoing initial Capital Account values.

      Section 3.8.  Capital Account Adjustments.

            (a) Notwithstanding any provision in this Agreement to the contrary, each Member's Capital Account shall be maintained and adjusted in accordance with the Code and the Treasury Regulations thereunder, including without limitation (i) the adjustments permitted or required by Code Section 704(b) and (ii) the adjustments required to maintain Capital Accounts in accordance with the "substantial economic effect test" set forth in the Treasury Regulations under Code Section 704(b).

            (b) A Member's Capital Account shall be increased by (i) the amount of cash and the initial Book Value of any property contributed by such Member to the Company, (ii) such Member's allocable share of Profits, income and gain and (iii) the amount of any Company liabilities that are expressly assumed by such Member or that are secured by any Company property distributed to such Member.

            (c) A Member's Capital Account shall be decreased by (1) the amount of cash and the Book Value of any Company property distributed to such Member pursuant to any provision of this Agreement, (2) such Member's allocable share of Losses, deductions and other losses and (3) the amount of any liabilities of such Member that are expressly assumed by the Company or that are secured by any property contributed by such Member to the Company.

            (d) Upon the occurrence of certain events described in Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4) and 1.704-2, the
      Management Committee shall increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company property on the Company's books and any unrealized gain or loss shall be allocated in accordance with Article 4.

            (e) The Capital Account of each Member shall be determined after giving effect to all transactions which have been effected prior to the time when such determination is made giving rise to the allocation of Profits and Losses and to all contributions and distributions theretofore made. Any Person who acquires an Interest directly from a Member, or whose Percentage Interest shall be increased by means of a Disposition to it of all or part of the Interest of another Member, shall have a Capital Account which includes all or part of the Capital Account balance of the Interest so acquired or Disposed of.

            (f) Any fees, salary or similar compensation payable to a Member pursuant to this Agreement shall be deemed a guaranteed payment for federal income tax purposes and not a distribution to such Member for such purposes. Such payments to a Member shall not reduce the Capital Account of such Member, except to the extent of its distributive share of any Losses or other downward capital adjustment resulting from such payment.

            (g) From time to time the Management Committee may make such modifications to the manner in which the Capital Accounts are computed to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2 provided that such modification is not likely to have a material effect on the amounts distributable to any Member pursuant to this Agreement.

            (h) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

            (i) No Member with a deficit balance in its Capital Account shall have any obligation to the Company or any other Member to restore such deficit balance. In addition, no venturer or partner in any Member shall have any liability to the Company or any other Member for any deficit balance in such venturer's or partner's Capital Account in the Member in which it is a partner or venturer. Furthermore, a deficit Capital Account balance of a Member (or a deficit Capital Account of a venturer or partner in a Member) shall not be deemed to be a Company asset or Company property.

      Section 3.9.  Return of Capital.  Except to the extent permitted in
Article 9 upon a dissolution of the Company, no Member shall have the right to demand a return of such Member's Capital Contribution (or the balance of such Member's Capital Account). Further, except as provided in Article 4, no Member shall have the right (i) to demand and receive any distribution from the Company in any form other than cash or (ii) to bring an action of partition against the Company or its property. The Management Committee shall have no personal liability for the repayment of the capital contributed by Members.


                                    ARTICLE 4

                          ALLOCATIONS AND DISTRIBUTIONS

      Section 4.1. Distributions. Except as provided in Article 9 upon dissolution of the Company, Distributable Cash Flow shall be distributed at such time and in such amounts as the Management Committee may determine as follows:

            (a) first, if the Company shall have outstanding any debt owing to its Members, then to such Members in repayment of such debt;

            (b) second, if the Company shall have outstanding any preferred Interest, then in redemption of such preferred Interest; and

            (c) then, to the Members, pro rata, in accordance with their respective Percentage Interests, determined as of the date of such distribution.

      Section 4.2.  Profits, Losses and Distributive Shares of Tax Items.

            (a) Profits. Except as provided in Section 4.2(c), Profits for any Fiscal Year will be allocated to the Members in proportion to their respective Percentage Interests.

            (b) Losses. Except as provided in Section 4.2(c), Losses for any Fiscal Year will be allocated to the Members in proportion to their respective Percentage Interests.

            (c) Special Allocations. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:

               (i) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section, if there is a net decrease in Minimum Gain during any taxable year or other period for which allocations are made, the Members will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods). The amount allocated to each Member under this Section shall be an amount equal to the total net decrease in the Member's Minimum Gain Share at the end of the immediately preceding taxable year. The items to be allocated will be determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 4.2(c)(i) is intended to comply with the "partnership minimum gain chargeback" requirements of the Treasury Regulations and the exceptions thereto and will be interpreted consistently therewith.

               (ii) Member Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Section (other than Section 4.2(c)(i) which shall be applied first), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable year or other period for which allocations are made, any Member with a share of such Member Nonrecourse Debt Minimum Gain attributable to any Member Nonrecourse Debt (determined under Treasury Regulations
            Section 1.704-2(i)(5)) as of the beginning of the year shall be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in proportion to the portion of such Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain with respect to such Member Nonrecourse Debt that is allocable to the Disposition of Company property subject to such Member Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(g). This
            Section is intended to comply with the "partner minimum gain chargeback" requirements of the Treasury Regulations and the exceptions thereto and shall be interpreted consistently therewith.

               (iii) Qualified Income Offset. A Member who unexpectedly
            receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible.

               (iv) Nonrecourse Deductions. Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Members in proportion to their respective Percentage Interests in the Company.

               (v) Member Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement, any Member Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

               (vi) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset under Code Sections 734(b) is required to be taken into account in determining capital accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the capital accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their capital accounts are required to be adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

               (vii) Depreciation Recapture. In the event there is any
            recapture of Depreciation, the allocation of gain or income attributable to such recapture shall be shared by the Members in the same proportion as the deduction for such Depreciation was shared.

               (viii) Reallocation. To the extent Losses allocated to a
            Member would cause the Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, the Losses will be allocated to the other Member. If any Member receives an allocation of Losses otherwise allocable to the other Member in accordance with this Section, such Member shall be allocated Profits in subsequent Fiscal Years necessary to reverse the effect of such allocation of Losses. Such allocation of Profits (if any) shall be made before any allocations under Section 4.2(a) but after any other allocations under Section 4.2(c).

               (ix) Interest in Company. Notwithstanding any other provision of this Agreement, no allocation of Profit or Loss or item of Profit or Loss will be made to a Member if the allocation would not have "economic effect" under Treasury Regulations Section 1.704-1(b)(2)(ii) or otherwise would not be in accordance with the Member's interest in the Company within the meaning of Treasury Regulations Section 1.704-1(b)(3) or 1.704-1(b)(4)(iv). The Management Committee will have the authority to reallocate any item in accordance with this Section 4.2(c)(ix).

               (x) Curative Allocations. The allocations set forth in Sections 4.2(c)(i) through (ix) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations
            Section 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Management Committee is authorized to further allocate Profits, Losses, and other items among the Members so as to prevent the Regulatory Allocations from distorting the manner in which Company distributions would be divided among the Members under Sections 4.1 and 9.3 but for application of the Regulatory Allocations. In general, the reallocation will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deduction, to the extent they exist, among the Members so that the net amount of the Regulatory Allocations and the special allocations to each Member is zero. The Management Committee will have discretion to accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Treasury Regulations.

               (xi) Extraordinary Gain/Loss Allocations. Profit or Loss from the sale or revaluation of the Company's assets as provided for in
            Section 3.8(d) (other than in the ordinary course of business) shall be allocated among the Members in amounts sufficient to place the Members' relative Capital Account balances, as nearly as possible, in the same proportion as their respective Percentage Interests.

            (d)  Federal Income Tax Allocations.

               (i) Except as provided in the following clauses (ii) or (iii) or as required by the Code or Treasury Regulations, all items of income, gain, loss, deduction, credit, and any other items of the Company shall be allocated among the Members for federal and state income tax purposes in the same manner as such items are allocated for purposes of allocating Profits and Losses.

               (ii) Notwithstanding (i) above, if during the Limited Production Phase the taxable income of the Company determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) is less than zero, such loss shall be allocated 100% to TESI.

               (iii) In accordance with Code Section 704(c) and the related
            Treasury Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, solely for tax purposes, will be allocated among the Members using the "Traditional Method" as set forth in Treas. Reg. Section 1.704-3(b). If the Book Value of any Company asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to that asset will take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the related Treasury Regulations. Allocations under this Section are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses or other items or distributions under any provision of this Agreement.

            (e) Member Acknowledgment. The Members agree to be bound by the provisions of this Section in reporting their shares of Company income and loss for federal and state income tax purposes.

      Section 4.3. Compliance with Code. The foregoing provisions of this Article relating to the allocation of Profits, Losses and other items for federal income tax purposes are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. The Management Committee will have the discretion to allocate items of income, gain, loss and deduction among the Members to ensure that this Article complies with such Treasury Regulations.

      Section 4.4. Allocations upon Disposition of Interest. Profits or Losses attributable to any Interest which has been Disposed of shall be allocated (i) to the transferor for the days prior to and including the date of the Disposition; and (ii) to the transferee for the days subsequent to the date of the Disposition.

      Section 4.5.  Tax Matters.

            (a)  Tax Matters Member.  The tax matters partner for purposes of
      Section 6231 of the Code (the "Tax Matters Member") shall be TESI. The Tax Matters Member is specifically directed and authorized to take whatever steps such Member, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required. The Tax Matters Member shall not be liable to the Company or the other Members for any act or omission taken or suffered by it in its capacity as Tax Matters Member in good faith and in the belief that such act or omission is in accordance with the directions of the Members; provided that such act or omission is not in willful violation of this Agreement and does not constitute fraud or a willful violation of applicable Laws.

            (b) Tax Returns. After consultation and the consent of the other Member and subject to Section 5.3 hereof, at the expense of the Company, the Tax Matters Member shall cause to be prepared and timely filed all tax returns (including amended returns) required to be filed by the Company. The Tax Matters Member shall maintain or cause to be maintained the Capital Accounts of the Members as described in Section 3.7. On or prior to the August 15 following the end of each Fiscal Year of the Company, the Tax Matters Member shall provide to the other Member for its review a draft Form 1065 of the Company and related Schedules K-1 of the Members for such Fiscal Year. At least twenty (20) days prior to filing any Company tax return, including any information returns, estimated returns and any other statement, report or form, with respect to United States federal income taxes, or any state or local income tax returns for jurisdictions in which the Company is treated as a partnership (each, a "Tax Return"), the Tax Matters Member shall provide a copy of such Tax Return to the other Member for its review. The Members agree not to take any position in their respective tax returns that is inconsistent with the Tax Returns filed by the Company. The Members intend that the Company shall be classified as a partnership for federal income tax purposes under Treasury Regulations Section 301.7701-3.

            (c) Tax Elections. After consultation and consent of the other Member (which consent shall not be unreasonably withheld) and subject to
      Section 5.3, the Tax Matters Member shall make any tax elections the Members agree to be appropriate to utilize the alternate test for economic effect contained in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) provided that the Company shall make the following elections (and any comparable state or local elections) effective from the Company's first taxable year:

               (i) to amortize start-up expenditures, if any, over a 60-month period in accordance with Section 195 of the Code;

               (ii) to amortize Company organizational expenses, if any, over a 60-month period in accordance with Section 709(b) of the Code;

               (iii) To elect the most accelerated method of depreciation and amortization for any Company asset acquired by the Company;

               (iv) To elect under Section 6231(a)(1)(B)(ii) of the Code not to have clause (i) of Section 6231(a)(1)(B) of the Code apply, it being agreed that the Company will be audited at the Company level; and

               (v) to elect to expense environmental remediation costs as provided under Section 168 of the Code.

      In addition, notwithstanding Section 5.3, upon written request by any Member to the Tax Matters Member for a Section 754 election under the Code, the Members agree that the Tax Matters Member shall make such election.

            (d) Audits. Subject to Section 5.3, all matters relating to all Tax Returns filed by the Company, including tax audits and related matters and controversies, shall be conducted, at the expense of the Company, by the Tax Matters Member after consultation and consent of the other Member (which consent shall not be unreasonably withheld). The Tax Matters Member will keep the other Member and the Management Committee fully advised of all actions taken and proposed to be taken by it in its capacity as Tax Matters Member. The Tax Matters Member shall give prompt notice to the other Member of any audit or examination of the Company's books and records to be conducted by any taxing authority or other governmental Person. In the event any such examination results in a proposed adjustment, the Tax Matters Member may after consultation with and the consent of the other Member (which consent shall not be unreasonably withheld), settle or compromise any issue arising from such examination or audit. In the event of any audit or administrative or judicial proceeding that involves an issue that may have a material adverse impact on a Member, such Member may, at its option and at the expense of the Company, assume control of all or such portion of such audit or proceeding.

            (e) Survival. The provisions of this Section 4.5 shall survive the dissolution of the Company or the termination of any Member's Interest and shall remain binding on all Members for a period of time necessary to resolve with the applicable federal, state, local or foreign taxing authorities all matters (including any litigation) regarding federal, state or local taxation, as the case may be, of the Company or any Member with respect to the Company.


                                    ARTICLE 5

                                   MANAGEMENT

      Section 5.1. Management of the Business of the Company. The Members shall manage the business of the Company, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. The Members may appoint, employ or otherwise contract with any Persons for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Members may delegate to any such Person (who, if an individual, may be designated an officer of the Company) such authority to act on behalf of the Company as the Members may from time to time deem appropriate.

      Section 5.2.  The Management Committee.

            (a) Purpose. Pursuant to Section 5.1, and subject to the delegation of rights and powers as provided for herein, the Members shall manage the business of the

      Company by and through their respective representatives on the Management Committee, which representatives shall constitute agents of the appointing Member and shall not constitute managers of the Company within the meaning of the Michigan Act.

            (b) Composition. Each Member shall be represented at Management Committee meetings by individuals designated by them to serve as representatives on the Management Committee. The Management Committee shall be comprised of four (4) representatives, with two representatives to be designated by each Member. The initial Management Committee representatives and the Member appointing each of them are set forth on Exhibit E. Each representative shall be an employee of the appointing Member or one of its Affiliates and shall serve for an indefinite term at the pleasure of the appointing Member. Any appointment or replacement (with or without cause) of a representative by a Member shall be effective upon notice of such appointment or replacement given to the Company and the other Member. Upon the death, resignation or removal of any representative, the appointing Member shall promptly appoint a successor.

            (c) Voting. Any approval, vote, or consent of the Members under this Agreement shall be taken at a meeting of the Management Committee or by written consent, in each case pursuant to this Section 5.2(c) and
      Section 5.5. Each Member shall be entitled to one vote, which may be exercised by either Management Committee representative appointed by such Member. If both such representatives are present at a meeting, such Member shall appoint one such representative to exercise such Member's vote. Except to the extent expressly otherwise provided herein, each Member, when exercising any voting right hereunder or under the Michigan Act or determining to grant or withhold its consent to any matter involving the Company, may exercise such rights or make such determinations as it in its sole discretion deems appropriate, and each of the representatives on the Management Committee shall have the right to act in the interests and at the discretion of the Member that appointed such representative. Any reference in this Agreement to the approval, vote, or consent of the Management Committee shall mean the approval, vote, or consent of the Members in accordance with this Agreement.

      Section 5.3. Power and Authority of the Management Committee. Except as otherwise provided herein, or as may otherwise be required by the Michigan Act, all approvals and other actions by the Members shall be taken by unanimous vote of the Members taken at a meeting of the Management Committee or by written consent, in each case pursuant to Section 5.2(c) and Section 5.5 ("Unanimous Approval"). Matters requiring Unanimous Approval shall include but not be limited to the following:

            (a) Determination as to whether the Company has satisfied the Milestones, approval of a recovery plan with respect to any Milestones that are not satisfied and any modifications of Milestones;

            (b) Acquisition by purchase, lease, or otherwise of any real or personal property which may be necessary, convenient, or incidental to the Battery Business;

            (c) Operation, maintenance, improvement, construction, ownership, grant of options with respect to, sale, conveyance, assignment, and lease of any real or personal property necessary, convenient, or incidental to the Battery Business;

            (d) Execution of any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the Company's assets and business, or in connection with management of the Company's affairs;

            (e) Contracting on behalf of the Company for the services of independent contractors, and delegation to such Persons the duty to manage or supervise any of the assets or operations of the Company;

            (f) Entering into any contract with a Member or an Affiliate of a Member;

            (g) Assessment, collection, and receipt of any rents, issues and profits or income from any assets, or any part or parts thereof, and the disbursement of Company funds for Company purposes to those Persons entitled to receive same;

            (h) Payment of all taxes, license fees, or assessments of whatever kind or nature, imposed upon or against the Company or its assets, and for such purposes to file such returns and do all other such acts or things as may be deemed necessary and advisable by the Company;

            (i) Establishment, maintenance, and supervision of deposits of any monies or securities of the Company in accounts with federally insured banking institutions, or other institutions, as may be selected by the Management Committee, provided that such accounts are in the name of the Company;

            (j) Initiation and defense of lawsuits or other judicial or administrative proceedings brought by or against the Company or the Members in connection with activities arising out of, connected with, or incidental to this Agreement and/or the business of the Company;

            (k) Execution for and on behalf of the Company of all such applications for permits and licenses as the Management Committee deems necessary and advisable with respect to the Company's assets and business, and execution, filing and recordation of all such subdivisions, parcels, or similar maps covering or relating to the Company's assets or business;

            (l) Performance of all ministerial acts and duties relating to the payment of all indebtedness, taxes, and assessments due or to become due with regard to the Company's assets or business, and the delivery and receipt of notices, reports, and other communications arising out of or in connection with the ownership, indebtedness, or maintenance of the Company's assets or business;

            (m) Negotiation of and entry into leases for space necessary for the Company's assets or business on terms consistent with the then applicable Annual Operating Plan;

            (n) Approval of the Annual Budgets, Annual Operating Plans and Disbursement and Commitment Schedules;

            (o) Approval of operating expenditures in excess of those in an approved Disbursement and Commitment Schedule or an Approved Annual Budget;

            (p) Establishment, appointment and removal of the Company officers pursuant to Section 5.7;

            (q) Establishment of bidding procedures for procurement of goods and services; and

            (r) Determining the fair market value of in-kind Capital Contributions by the Members.

            (s) Any amendment of any Associated Agreement to which the Company is a party;

            (t) Any merger, conversion or consolidation of or involving the Company;

            (u) Any lease, sale, exchange, conveyance or other transfer or disposition of all, or substantially all, of the assets of the Company;

            (v)  A change of the name of the Company;

            (w)  Engaging in a business other than the Battery Business;

            (x) Payment of distributions to the Members except in connection with the dissolution and winding up of the Company;

            (y) Any borrowing, leasing or other financings by the Company, or the creation of security interests, liens or mortgages in or on any property or assets of the Company;

            (z)  Making any loan, advance or other extensions of credit;

            (aa) Decisions as to the giving of any guarantee or indemnity to secure the liabilities or obligations of any other Person;

            (bb) The assignment of any Company property in trust for the benefit of creditors, or the making or filing, or acquiescence in the making or filing by any other Person, of a petition or other action requesting the reorganization or liquidation of the Company under the Bankruptcy Law;

            (cc) The issuance of any additional Interests or, except as otherwise provided in Article 7 in connection with the transfer of an Interest, the admission of additional or substituted Members;

            (dd) The settlement and compromise of lawsuits or other judicial or administrative proceedings brought against the Company or the Members in connection with activities arising out of, connected with, or incidental to this Agreement and/or the business of the Company, and the engagement of counsel and others in connection with the defense, settlement and compromise of said judicial or administrative matters;

            (ee) Decisions with respect to any derivative activities to which the Company may be a party;

            (ff) Approval of High Volume Production Plans;

            (gg) Licensing, sale or other disposition of any material item of intellectual property;

            (hh) Requiring Capital Contributions from the Members (other than those made concurrently with the execution of this Agreement); and

            (ii) The voting of all stocks or other equity or debt interests the Company may own in other entities, or the giving of consents or approvals with respect to such interests.

      Section 5.4. Authority of Each Member. No single Member, solely by reason of its status as such, shall (i) transact any business on behalf of the Company or (ii) possess any authority or power to sign for or bind the Company. Notwithstanding the foregoing, Members shall have the right to approve or disapprove, or otherwise consent or withhold consent, with respect to such matters as are specified in this Agreement or the Michigan Act. In addition, a Member may take such actions on behalf of the Company and execute documents or otherwise bind the Company to the extent, if any, that such powers are delegated to such Member by Unanimous Approval from time to time.

      Section 5.5.  Meetings of Management Committee/Conduct of Business.

            (a) The Management Committee shall meet at least once during each calendar quarter subject to more frequent meetings upon approval of the Management Committee. Notice of and an agenda for all Management Committee meetings shall be provided to all Management Committee representatives by the Secretary at least ten (10) Business Days prior to the date of such meetings. Special meetings of the Management Committee may be called at the direction of any Member upon no less than five (5) Business Days notice to the other Member.

            (b) Except as otherwise provided herein, the Management Committee shall conduct its meetings in accordance with such rules as it may from time to time establish and shall keep minutes of its meetings and issue resolutions evidencing the actions taken by it. A secretary elected by the Management Committee (the "Secretary") shall keep the minutes of all such meetings. The Secretary shall be an employee of a Member or one of its Affiliates.

            (c) Unless otherwise agreed, all meetings of the Management Committee shall be held at the principal offices of the Company or by conference telephone or similar means of communication by which all representatives can participate in the meeting.

            (d) Any action required or permitted to be taken by the Members, either at a meeting or otherwise, may be taken without a meeting if each of the Members' representatives on the Management Committee consents thereto in writing and the writing or writings are filed with the minutes of proceedings of the Management Committee.

            (e) The Members may, by Unanimous Approval, delegate such of their powers and authority to one or more representatives serving on, or a subcommittee or subcommittees of, the Management Committee, the officers of the Company, or such other Person or Persons as the Members may deem advisable.

            (f) At all meetings of the Management Committee, one (1) representative of each Member, present in person or by proxy and entitled to vote thereat, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Management Committee so present or represented and entitled to vote may adjourn the meeting from time to time and from place to place, without further notice, other than by oral announcement at the meeting, until a quorum is obtained. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 5.6. Remuneration of Management Committee. The Management Committee representatives shall receive no compensation from the Company for performing services in their capacity as such representatives. Each of the Members shall be responsible for the payment of the salaries, benefits, retirement allowances and travel and lodging expenses for its Management Committee representatives.

      Section 5.7. Officers of the Company. The officers of the Company shall be as established by Unanimous Approval. The President shall nominate Persons to serve as such officers, and appointment of all Persons as officers shall be made by Unanimous Approval. With respect to the removal of a Person previously appointed as an officer, no Member shall vote in favor of such removal for reasons unrelated to the performance of the Company or the performance, fitness or suitability of such Person as an officer. As of the Effective Time, the officers of the Company shall be a chief executive officer ("CEO"), a president and chief operating officer (the "President") and such other officers as are identified on Exhibit E. The CEO set forth on Exhibit E shall serve for a term not to exceed 18 months following the

Effective Time, and at the conclusion of such term, the duties delegated to the CEO shall be assumed by the President.

      Section 5.8. Authority and Duties of Officers. The officers of the Company shall have such authority and shall perform such duties as may be determined by the Members. At its initial meeting, the Management Committee shall adopt a resolution providing for a delegation of authority to the CEO, the President and other officers of the Company setting forth in reasonable detail those actions which may be undertaken by such officers without the prior approval of the Management Committee. The duties to be delegated to the CEO and President as of the Effective Time shall include those duties set forth on
Schedule 5.8.

                                    ARTICLE 6

                                 INDEMNIFICATION

      Section 6.1. Exculpation. To the fullest extent permitted by the Michigan Act, no Member, representative of either Member on the Management Committee, officer of the Company or other Person to whom the Management Committee has delegated its authority to act on behalf of the Company ("Authorized Person") shall have any liability to the Company or the Members for any Losses incurred as a result of any act or omission of such Member, representative, officer or Authorized Person if (i) such Member, representative, officer or Authorized Person acted in good faith and in a manner such Member, representative, officer or Authorized Person reasonably believed to be in, or not opposed to, the interests of the Company and (ii) the conduct of such Member, representative, officer or Authorized Person did not constitute actual fraud, gross negligence or willful misconduct; provided that nothing contained herein shall protect any Member against any liability to the Company or the other Members for failure to perform the obligations of such Member expressly set forth in this Agreement or the Associated Agreements.

      Section 6.2.  Indemnification.

            (a) Indemnification. To the fullest extent permitted by the Michigan Act, the Company shall defend, protect, indemnify and hold harmless each Member, Management Committee representative, officer of the Company and Authorized Person (each individually, an "Indemnitee") from and against any and all Losses arising from any and all Proceedings in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company (excluding in the case of a Member, Losses for loss of profit or return on any Indemnitee's direct or indirect investment in the Company), if (i) the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the interests of the Company, and, with respect to any criminal proceeding, had no reason to believe the conduct in question was unlawful and (ii) the Indemnitee's conduct did not constitute actual fraud, gross negligence or willful misconduct.

            (b) Rights of Indemnitee. The Company will periodically reimburse each Indemnitee for all Losses (including fees and expenses of counsel) indemnified pursuant to Section 6.2(a) as such Losses are incurred in connection with investigating, preparing, pursuing or defending any Proceeding; provided that such Indemnitee shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnitee is not entitled to be indemnified by the Company in connection with such matter. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.2 shall not be deemed exclusive of, and shall not limit, any other rights or remedies to which any Indemnitee may be entitled or which may otherwise be available to any Indemnitee at law or in equity, (ii) shall continue as to a Person notwithstanding that such Person has ceased to be an Indemnitee, and (iii) shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. Subject to the foregoing sentence, the provisions of this
      Section 6.2 are solely for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons. Each Indemnitee shall have a claim against the property and assets of the Company for payment of any indemnity amounts from time to time due hereunder, which amounts shall be paid or properly reserved for prior to the making of distributions by the Company to Members.

            (c) Further Indemnification. The Company may, to the extent authorized from time to time by Unanimous Approval, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 6.2 with respect to the indemnification and advancement of expenses of Members and officers of the Company.

      Section 6.3.  Liability for Debts of the Company; Limited Liability.

            (a) Except as otherwise provided in the Michigan Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

            (b) Except as provided by applicable Laws, a Member, in its capacity as such, shall have no liability to the Company or to any other Member in excess of payments required to be made by such Member under this Agreement.

            (c) The provisions of this Agreement are intended solely to benefit the Members and, to the fullest extent permitted by applicable Laws, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

      Section 6.4. Company Expenses. The Company shall indemnify, hold harmless, and pay all expenses, costs, or liabilities of any Member who for the benefit of the Company and with the prior approval of the Management Committee makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Company and who suffers any financial loss as the result of such action.


                                    ARTICLE 7

                              TRANSFER OF INTERESTS

      Section 7.1.  Restrictions on Transfer.

            (a) (i) Except as expressly permitted by this Article 7, no Member may at any time Transfer all or any part of any of such Member's Interest without the express written consent of the other Member, which consent may be granted or withheld by any such Member in its full and absolute discretion. Nothing in this Article 7 shall be construed to permit any Member at any time to, and no Member shall, create or suffer to exist any Lien upon, in, or in respect of all or any part of any of such Member's Interest without the express written consent of the other Member, which consent may be granted or withheld by any such Member in its full and absolute discretion. Any offer or purported Transfer of a Member's Interest in violation of the terms of this Agreement shall be void.

                (ii) Each Member hereby agrees that if such Member ceases to be an OBC Group Entity or a Texaco Group Entity, as the case may be, but no Change of Control shall have otherwise occurred with respect to such Member, the Interest held by such Member first shall be transferred to another OBC Group Entity or Texaco Group Entity, as the case may be, and such Interest shall continue to be subject to
      (i) this Section 7.1(a)(ii), and (ii) Section 7.1(c) (when, as and if it is applicable).

            (b) Upon giving 30 days notice to the other Member, any OBC Member may Transfer all or any part of its Interest to an OBC Group Entity, and any Texaco Member may Transfer all or any part of its Interest to a Texaco Group Entity, provided that the transferee of such Interest shall be bound by the terms of Section 7.1(a)(ii) above, when, as and if it becomes applicable to such transferee. After giving effect to any such permitted transfer of an Interest, any obligation of the transferring Member hereunder shall be a joint and several obligation of the transferring Member and such transferee, notwithstanding the fact that the transferring Member may no longer continue to have any Interest.

            (c) After approval of the first High Volume Production Plan, a Texaco Member may Transfer all or any part of its Interest to a Person that is not a Texaco Group Entity, and an OBC Member may Transfer all or any part of its Interest to a Person that is not an OBC Group Entity, provided that such Transfer is made in compliance with the procedures set forth in this Section 7.1(c).

               (i) A Member intending to Transfer its Interest (the "Selling Member") shall deliver a notice to the Other Member (the "Offeree Member") which shall (x) state such intent, and (y) set forth a list of proposed Acceptable Transferees, together with such information regarding each Person on such list as may be reasonably required to determine whether such Person is an Acceptable Transferee.

               (ii) The Offeree Member shall, within 30 days after receipt of such notice, deliver to the Selling Member a written response to such list, setting forth its position with respect to the acceptability of the Persons named therein, which shall be determined by such Offeree Member in its sole discretion exercised in good faith, for any reason other than for the purpose of frustrating all Transfers. The procedure set forth in this subsection (ii) may be repeated by the Selling Member as often as may be reasonably required for the Selling Member's marketing of the Selling Member's Interest.

               (iii) The Selling Member shall have a period of no less than
            270 days after the Acceptable Transferees have either been accepted or not objected to, to execute and deliver a definitive agreement with any Acceptable Transferee committing the Selling Member to sell and such Acceptable Transferee to purchase the Selling Member's Interest, and to complete such sale (subject to reasonable extension if required to satisfy the condition set forth in Section 7.7). If the Selling Member fails to complete such sale within such period, the Selling Member must again invoke the offer procedure set forth in this Section 7.1(c) in order to Transfer its Interest pursuant to this Section 7.1(c). From time to time, the Selling Member will furnish to the Offeree Member such information respecting Selling Member's marketing of the Selling Member's Interest as the Offeree Member reasonably requests for any purpose reasonably related to Offeree Member's exercise of its rights under Section 7.1(c)(iv).

               (iv) Prior to consummating a proposed sale of the Interest of the Selling Member to any Acceptable Transferee pursuant to Section 7.1(c)(v), the Selling Member shall deliver a second notice (the "Selling Member's Offer Notice") to the Offeree Member which shall
            (x) state the intention of the Selling Member to sell its Interest,
            (y) describe the material terms and conditions of the proposed sale to the Acceptable Trasferee (including the proposed purchase price and structure), together with any letter of intent or definitive agreement relating to such proposed sale if executed as of such date ("Sale Materials") and (z) offer to sell such Interest to such Offeree Member on the same terms and conditions as proposed to sell such Interest to the Acceptable Transferee. If the Offeree Member desires to purchase the Interest so offered, it shall, within 10 days of the receipt by the Offeree Member of the Selling Member's Offer Notice ("Offeree Member Response Date"), deliver a notice (the "Offeree Member's Acceptance Notice") to the Selling Member. The Offeree Member's Acceptance Notice shall set forth an irrevocable commitment by the Offeree Member to purchase the

            Interest so offered on the terms and conditions set forth in the Sale Materials and in Section 7.7.

               (v) If the Offeree Member so delivers the Offeree Member's Acceptance Notice, the closing of such purchase shall take place within 30 days after delivery of the Offeree Member's Acceptance Notice, subject to reasonable extension if required to satisfy the conditions set forth in Section 7.7. If the Offeree Member either notifies the Selling Member in writing that it has elected not to purchase the Interest of the Selling Member or fails to provide the Offeree Member's Acceptance Notice on or prior to the Offeree Member Response Date, the Selling Member shall be free to consummate its proposed sale to the Acceptable Transferee on the terms and conditions set forth in the Sale Materials and in Section 7.7.

            (d) Notwithstanding anything to the contrary contained herein, unless all of the Members shall consent, no Member may Transfer all or any portion of its Interest if such Transfer, when added to the total of all other Dispositions of Interests within the preceding twelve (12) months, would result in the Company being considered to have terminated within the meaning of Code Section 708.

      Section 7.2.  Change of Control.

            (a) In the event of a Change of Control of any Member (the "Changed Member"), the Changed Member shall, following such Change of Control, promptly notify the other Member (the "Unchanged Member") of such event, setting forth the date and circumstances of the Change of Control and the identity of the Person that has acquired control of the Changed Member. If the Changed Member fails to give such notice, the Unchanged Member may give such notice. Promptly after delivery of any such notice, or after otherwise ascertaining that such Change of Control has occurred, the Members shall cause Fair Market Value of the Company to be determined in accordance with the procedures set forth in Section 2.9.

            (b) Within 30 days following the determination of Fair Market Value of the Company, the Unchanged Member may provide a notice to the Changed Member indicating its desire to acquire the Interest of the Changed Member for the Change Price, and setting forth the date on which such Unchanged Member intends to acquire such Interest pursuant to this Section 7.2(b), which date shall be as soon as practicable after delivery of the notice pursuant to this Section 7.2(b). If the Unchanged Member provides such notice, it shall have the right to acquire all but not less than all of the Interest of the Changed Member, subject to the provisions of Section 7.7, for the Change Price. As used in this Agreement, the term "Change Price" means, with respect to any Member's Interest, (x) the Fair Market Value of the Company multiplied by (y) such Member's Percentage Interest.

      Section 7.3.  Waiver of Partition.

            (a) All Company assets, whether real, personal or mixed, tangible or intangible, shall be owned by the Company as an entity. All the Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held.

            (b) The assets, property and cash contributed to the Company, as well as all other property and assets acquired by the Company, shall be owned by the Company. No Member shall, either directly or indirectly, take any action to require partition, and notwithstanding any provisions of applicable Laws to the contrary, each Member (and each of its legal representatives, successors, or assigns) hereby irrevocably waives any and all rights it may have to maintain any action for partition or to compel any sale with respect to its Interest, or with respect to any assets or properties of the Company, except as expressly provided in this Agreement, until the termination of this Agreement.

      Section 7.4. Covenant Not to Withdraw or Dissolve. Notwithstanding any provision of the Michigan Act, except as expressly provided above, each Member hereby covenants and agrees that the Members have entered into this Agreement based on their mutual expectation that both Members will continue as Members and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise expressly required or permitted hereby, each Member hereby covenants and agrees not to (i) take any action to file a certificate of dissolution or its equivalent with respect to itself; (ii) take any action that would cause a Bankruptcy of such Member; (iii) withdraw or attempt to withdraw funds or assets from the Company, except as otherwise expressly permitted by the Michigan Act; (iv) exercise any power under the Michigan Act to dissolve the Company; (v) Transfer all or any portion of its Interest, except as expressly provided herein; or (vi) demand a return of such Member's contributions or profits (or a bond or other security for the return of such contributions of profits), in each case without Unanimous Approval.

      Section 7.5. Substituted Members. Any transferee acquiring the Interest of a Member as permitted under this Agreement shall be deemed admitted as a substituted Member with respect to the Interest transferred concurrently with the effectiveness of the Transfer without any further vote or approval of any Member, provided such transferee shall have executed and delivered to the other Member a counterpart of this Agreement and such other documents or agreements as shall be reasonably requested by such other Member to confirm such transferee's admission as a Member and its agreement to be bound by and assume the obligations of the transferor in accordance with the terms of this Agreement and any Associated Agreement under which such transferor has any rights or obligations. The transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Interest so Transferred. No purported Transfer of any Interest, or any portion thereof or interest therein, in violation of the terms of this Agreement (including any Transfer occurring by operation of law) shall vest the purported transferee with any rights, powers or privileges hereunder, and no such purported transferee shall be deemed for any purposes as a Member hereunder or have any right to vote or consent with respect to Company matters, to maintain any action for an accounting or to exercise any other rights of a Member hereunder or under the Michigan Act.

      Section 7.6. Deliveries. Upon the consummation of any purchase and sale pursuant to this Article 7, the transferring Member shall deliver the Interest of the transferring Member, free and clear of all Liens (other than any Lien created under any financing to which the Company is a party), together with duly executed written instruments of transfer with respect thereto, in form and substance reasonably satisfactory to the purchaser of such Interests, against
(x) delivery of the cash portion of the applicable price for such Interest by wire transfer, in immediately available funds, to the account of the transferring Member designated for such purpose, and (y) delivery of any other consideration as may be provided for such purchase and sale.

      Section 7.7. Approvals. Notwithstanding any other provision of this Agreement, no Transfer of an Interest pursuant to this Article 7 shall occur unless and until any and all necessary consents and approvals have been obtained from any Governmental Body with authority with respect thereto, including any required approvals under the HSR Act. The Members agree to cooperate and to cause their Affiliates to cooperate in the preparation and filing of any and all reports or other submissions required in connection with obtaining such consents and approvals.


                                    ARTICLE 8

                                     DEFAULT

      Section 8.1.  Default.

            (a)  Default.  If any of the following events occur:

               (i)   the Bankruptcy of a Member; or

               (ii) any part of the Interest of a Member is seized by a creditor of such Member, and the same is not released from seizure or bonded out within thirty (30) days from the date of notice of seizure; or

               (iii) a Member fails to (x) provide any Capital Contribution required under Article 3 within ten (10) days after the due date thereof, (y) provide any other funding required by this Agreement within ten (10) days after the due date thereof, or (z) perform any material obligation imposed upon such Member under any agreement relating to borrowed money to which the Company is a party which results in a default by, or acceleration of indebtedness of, the Company thereunder, and such failure continues unremedied for ten
            (10) days after the occurrence of such failure; or

               (iv) a Member (y) fails to perform any material provision or obligation imposed on such Member in this Agreement other than those described in Section 8.1(a)(iii); or (z) attempts to transfer any of its Interest in the Company except as permitted under Article 7, and in each such case such failure continues unremedied for thirty (30) days after receipt of notice from the other Member; or

               (v) a Member fails to perform any material provision or obligation imposed on such Member in the Technology Agreement or the OBC Service Agreement, and such failure continues unremedied for ten
            (10) days after receipt of notice from the other Member;

      then a "Default" shall be deemed to have occurred with respect to such Member, who shall be referred to as the "Defaulting Member," and the other Member shall be referred to as a "Nondefaulting Member". Subsequent to the occurrence of a Default, the Defaulting Member shall continue to be a Member and shall continue to be obligated to make all Capital Contributions as provided in Article 3.

            (b) Continuation of the Company. If an event described in Section 8.1(a) occurs, it is the intent of the Members that the Company shall continue to exist and operate without interruption, dissolution or termination, and without impairing or reducing in any manner the Company's rights and obligations to third parties unless the Nondefaulting Member elects to dissolve the Company pursuant to Section 8.2(a).

            (c) Suspension and Assignment of Distributions. Notwithstanding anything in this Agreement to the contrary, effective upon the occurrence of an event which, but for the expiration of any applicable grace period, would constitute a Default with respect to a Member ("Event of Default"), no distribution shall be made by the Company to such Member until such Event of Default has been cured and the Nondefaulting Member has been reimbursed for all direct costs and expenses incurred as a result of the Event of Default. Effective upon the expiration of such grace period, the Defaulting Member assigns to the Nondefaulting Member its right to receive any and all distributions from the Company to which it would otherwise be entitled under this Agreement or the Michigan Act (including any distributions suspended during the grace period in accordance with the preceding sentence) until such time as the Nondefaulting Member has been reimbursed in full for all such costs and expenses.

      Section 8.2. Options of Nondefaulting Member. If a Default occurs and is continuing then the Nondefaulting Member shall have the right, in its sole and absolute discretion, to:

            (a)  dissolve the Company in accordance with Article 9;

            (b) expel the Defaulting Member from the Company by giving written notice specifying the expulsion date and purchasing, designating another Person to purchase or causing the Company to purchase the Interest of the Defaulting Member as of the expulsion date in such percentage as the Nondefaulting Member shall determine (the Nondefaulting Member, such other Person or the Company, as the case may be, the "Default Purchaser"), at the Default Purchase Price, less all costs and expenses incurred or reasonably anticipated to be incurred by the Default Purchaser as a result of the Default (a "Default Purchase"). At the Default Purchaser's election, payment to the Defaulting Member may take the form of a ten (10) year note from the Default Purchaser secured by the Interest purchased and payable in equal annual installments of principal plus interest at the Prime Rate. In the event the Default Purchaser incurs costs or expenses in respect of the Defaulting Member's default in addition to those which were previously deducted from the Default Purchase Price, any such note shall be reduced by an amount equal to such additional costs or expenses, or the Default Purchaser may offset such amount against any other sums owed by the Default Purchaser to the Defaulting Member;

            (c) Cure the default and cause the cost thereof to be charged against a special loan account established for the Nondefaulting Member until the entire cost thereof plus interest on the unpaid balance at an annual rate equal to 2% over the Prime Rate shall have been paid or reimbursed to the Nondefaulting Member from any subsequent distributions made pursuant to this Agreement to which the Defaulting Member would otherwise have been entitled, which amounts shall be paid first as interest and then principal, until the loan is paid in full.

            (d) Cure the Default and credit the Nondefaulting Member's Capital Account with an amount equal to the sum of the costs of such cure and all other costs and expenses incurred by the Nondefaulting Member as a result of the Default and cause the Percentage Interests of the Members to be adjusted to reflect the additional Interest in the Company of the Nondefaulting Member as a result of such credit based on the Fair Market Value of the Company as of the date of such cure; provided, however, that any such cure by the Nondefaulting Member shall not affect the liability of the Defaulting Member for any other obligations to the Company or the Nondefaulting Member, whether attributable to periods prior to or following such cure. The Nondefaulting Member's additional Interest shall be equal to the percentage calculated by dividing the amount of the cure by the Fair Market Value of the Company. Correspondingly, the Defaulting Member's Interest shall be reduced by such percentage.

      Section 8.3. No Limitation or Right of Set-Off. Each Member agrees that the obligation to make payment to the Company as provided in this Agreement is a covenant of each Member to the other Member and any Default entitles the Nondefaulting Member to take the actions set forth in Section 8.2 which shall be in addition to, and not in substitution for, any other rights or remedies which the Nondefaulting Member may have at law or equity or pursuant to the other provisions of this Agreement or any Associated Agreement. Any Member which becomes a Defaulting Member undertakes that, in respect of any exercise by the Nondefaulting Member of any rights under or the application of any of the provisions of Section 8.2, such Defaulting Member shall not raise by way of set off, or invoke as a defense or assert as a claim, whether in law or equity, any failure by any other Member to pay amounts due and owing under this Agreement or any alleged or unliquidated claim that such Defaulting Member may have against the Company or any Member, whether such claim arises under this Agreement or otherwise. Such Defaulting Member further undertakes not to raise by way of defense, whether in law or in equity, that the nature or the amount of the remedies granted to the Nondefaulting Member is unreasonable or excessive.

                                    ARTICLE 9

                                   DISSOLUTION

      Section 9.1. Dissolution. The Company shall dissolve and commence winding up upon the first to occur of any of the following events (each, a "Dissolution Event"):

            (a) a decision by Unanimous Approval to dissolve, wind up and terminate the Company;

            (b) upon a Default, the Nondefaulting Member elects to dissolve the Company pursuant to Section 8.2(a); or

            (c)  the entry of a decree of judicial dissolution  pursuant to
      Section 18-802 of the Michigan Act.

      Section 9.2. Winding Up. The Members shall be responsible for overseeing the winding up and dissolution of the Company. A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of the Company's assets. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying or making reasonable provision for the satisfaction of the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the assets or property or the proceeds from the sale thereof have been distributed pursuant to this Article 9 and the existence of the Company has been terminated by the filing by the Members of a Certificate of Dissolution with the Administrator.

      Section 9.3.  Distributions upon Liquidation.

            (a) In connection with the winding up of the Company, first the Fair Market Value of the Company's assets shall be determined as provided in Section 2.9. To the extent the Fair Market Value of the Company's assets (net of liabilities) differ from the aggregate balances in the Member's Capital Accounts, such difference (positive or negative as the case may be) shall be reflected in the Member's respective Capital Accounts in a manner as if the Company's assets were sold and the resulting gains or losses allocated to the Members in amounts sufficient to place the Member's relative Capital Accounts balances, as nearly as possible, in the same proportion as their respective Percentage Interests. The balance of any gains and losses will be allocated to the Members in accordance with Sections 4.2 and 4.3.

            (b) In connection with the winding up of the Company, the Company's assets constituting Released Technology shall first be applied and distributed to the maximum extent permitted by applicable Laws in accordance with Section 3.2 of the Technology Agreement.

            (c) Thereafter, in connection with the winding up of the Company, the Company's assets or the proceeds from the sale thereof shall be applied and distributed to the maximum extent permitted by applicable Laws as follows:

               (i) To creditors, including Members who are creditors (other than by reason of the operation and effect of Sections 304 and 305 of the Michigan
      Act), to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

               (ii) with respect to any assets not distributed pursuant to (b) above, to those Persons entitled to such assets in accordance with
            Section 3.2 of the Technology Agreement;

               (iii) To the preferred Interest owners, to the full extent of the preferred Interest balances then outstanding plus an amount equal to any distributions owing to the preferred Interest owners then in arrears;

               (iv) To Members in satisfaction of liabilities for distributions under the Michigan Act; and

               (v) Thereafter to Members in proportion to their respective Capital Account balances, to the extent the same are positive, up to the full amount thereof (after giving effect to adjustments to Capital Account balances under Section 3.8 and, as applicable,
            Article 4, through the date of distribution); with any remaining assets to be distributed to Members in accordance with their respective Percentage Interests.

      Section 9.4. Claims of the Members. The Members will look solely to the Company's assets for the return of their contributions to their Capital Accounts, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such contributions, the Members will have no recourse therefor against the Company or any other Member or any other Person. No Member shall have any obligation to restore, or otherwise pay to the Company, the other Member or any third party, the amount of any deficit balance in such Member's Capital Account upon dissolution and liquidation.

      Section 9.5. Rights and Obligations of Members. Dissolution of the Company for any cause shall not release a Member from any liability which such Member had already incurred at the time of dissolution and termination or affect in any way the survival of the rights, duties and obligations of a Member provided for in Section 4.5, Article 8, Section 11.11 or Section11.13 of this Agreement.


                                   ARTICLE 10

                                FINANCIAL MATTERS

      Section 10.1. Books and Records. The Company shall maintain, at the Company's principal place of business and at the Company's expense, accurate and complete books and records, on the accrual basis, in accordance with GAAP (the application of which, having been adopted, shall not be changed without the prior written consent of the Management Committee), showing all costs, expenditures, sales, receipts, assets and liabilities, and profits and losses and all other records necessary, convenient or incidental to recording the Company's business and affairs. Such books and records shall be audited at least annually, at the Company's expense, by independent certified public accountants selected by the Management Committee. The initial certified public accountants for the Company shall be Deloitte & Touche LLP. The books and records of the Company shall be open to inspection by each Member or its designated representatives at the inspecting Member's expense at any reasonable time during business hours for any proper purpose.

      Section 10.2. Financial Reports. The Management Committee shall cause to be prepared (a) as of the end of each calendar month or quarter as appropriate,
(b) as of the end of each Fiscal Year, (c) as of the date of dissolution of the Company, and (d) as of such additional dates as the Management Committee may direct, in accordance with GAAP, appropriate financial statements showing the assets, liabilities, capital, profits, expenses, losses and recovered and unrecovered capital expenditures of the Company and a statement showing all amounts credited and debited to each Member's capital account (for both GAAP and Capital Accounts) and of each Member's distributive share, for federal income tax purposes, of income, gains, deductions, losses and credits (or items thereof) arising out of the Company's operations, as required by law, and a further statement reconciling any difference between the Member's respective capital accounts as shown in such financial statements and their capital accounts as determined in accordance with the provisions of this Agreement. A copy of each such report shall be delivered to each Member within ninety (90) days after each such applicable date.

      Section 10.3. Company Funds. Pending application or distribution, the funds of the Company shall be deposited in such bank accounts, or invested in such interest-bearing or non-interest-bearing investments, including without limitation, federally insured checking and savings accounts, certificates of deposit, government issued or backed securities, or mutual funds investing primarily in such types of securities, as shall be designated by the Management Committee. Such funds shall not be commingled with the funds of any other Person. Withdrawals therefrom shall be made upon such signatures as the Management Committee may designate.


                                   ARTICLE 11

                                  MISCELLANEOUS

      Section 11.1. Notices. All notices, notifications, consents, requests, demands and other communications to be provided to any Person pursuant to the terms hereof shall be in writing and shall be deemed to have been duly given or delivered upon the date of receipt if: (a) delivered personally; (b) telecopied or telexed with transmission confirmed; (c) mailed by registered or certified mail return receipt requested; or (d) delivered by a recognized commercial courier to the Person as follows (or to such other address as any Person shall have last designated by fifteen (15) days written notice to the other Persons):

If to TESI:    Texaco Energy Systems Inc.
               2000 Westchester Avenue
               White Plains, New York 10650
               Attention: Frank C. Ingriselli
               Facsimile:: (914) 253-6042
               Telephone: (914) 253-7094

               With copies of notices for TESI to:

               Texaco Inc.
               2000 Westchester Avenue
               White Plains, New York 10650
               Attention: James R. Metzger
               Facsimile:: (914) 253-4020
               Telephone: (914) 253-7865

If to OBC:     Ovonic Battery Company, Inc.
               1707 Northwood
               Troy, Michigan  48084
               Attention: Stanford R. Ovshinsky
               Facsimile: (248) 362-0332
               Telephone: (248) 362-1750

               With copies of notices for OBC to:

               General Counsel
               Ovonic Battery Company, Inc.
               1707 Northwood
               Troy, Michigan  48084
               Facsimile: (248) 362-0332
               Telephone: (248) 362-1750

               Energy Conversion Devices, Inc.
               1675 West Maple Road
               Troy, Michigan 48084
               Attention: Stanford R. Ovshinsky
               Facsimile: (248) 280-1456
               Telephone: (248) 280-1900

               General Counsel
               Energy Conversion Devices, Inc.
               1675 West Maple Road

               Troy, Michigan 48084
               Facsimile:  (248) 280-1456
               Telephone:  (248) 280-1900


      Section 11.2. Modification. This Agreement, including this Section 11.2 and the Exhibits to this Agreement, shall not be modified except by a written instrument signed by or on behalf of the Members.

      Section 11.3. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan as applied to contracts made and performed within the State of Michigan, without regard to principles of conflict of laws.

      Section 11.4. Assignment, Binding Effect. This Agreement shall not be assigned by any Member directly or indirectly to any other Person (whether by the sale of stock or other transfer of ownership interest in a Person, or the sale or transfer by a Person that has an indirect stock or ownership interest in a Person or otherwise). This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns.

      Section 11.5. No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person (including any employee of any Person) not party to this Agreement, except that the Indemnitees may be third party beneficiaries pursuant to Article 6 of this Agreement in which instance their rights are subject to the terms of such
Article 6, and the Company and its Members may be third party beneficiaries to
Section 11.13(a) and (b) of this Agreement in which instance their rights are subject to the terms of Section 11.13(a) and (b).

      Section 11.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      Section 11.7. Invalidity. If any of the provisions of this Agreement including the Exhibits hereto is held invalid or unenforceable, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provision of this Agreement. In the event any provision is held invalid or unenforceable, the Members shall attempt to agree on a valid or enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the tenor of this Agreement and, on so agreeing, shall incorporate such substitute provision in this Agreement.

      Section 11.8. Entire Agreement. This Agreement and the Associated Agreements contain the entire agreement between the parties hereto with respect to the matters contemplated herein and therein and all prior or contemporaneous understandings and agreements shall merge herein. There are no additional terms, whether consistent or inconsistent, oral or written, which are intended to be part of the parties' understandings which have not been incorporated into this Agreement or the Associated Agreements.

      Section 11.9. Expenses. Except as the parties may otherwise agree or as otherwise provided herein, each party shall bear their respective fees, costs and expenses in connection with this Agreement and the transactions contemplated hereby.

      Section 11.10. Waiver. No waiver by any party, whether express or implied, of any right under any provision of this Agreement shall constitute a waiver of such party's right at any other time or a waiver of such party's rights under any other provision of this Agreement unless it is made in writing and signed by the president or a vice president of the party waiving the condition. No failure by any party hereto to take any action with respect to any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action with respect to such breach or default or any subsequent breach or default by such other party.

      Section 11.11. Dispute Resolution. Any claim, controversy or dispute arising out of, relating to, or in connection with this Agreement, or the agreements and transactions contemplated hereby, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the dispute resolution procedures set forth in Exhibit F.

      Section 11.12. Disclosure. Each Member is acquiring its Interest in the Company based upon its own independent investigation, and the exercise by such Member of its rights and the performance of its obligations under this Agreement are based upon its own investigation, analysis and expertise. Each Member's acquisition of its Interest in the Company is being made for its own account for investment, and not with a view to the sale or distribution thereof.

      Section 11.13.  Non-Compete; First Opportunity.

            (a) OBC agrees, for the benefit of the Company and its Members, that OBC shall not and shall not permit any of its Affiliates to commercially exploit, directly or indirectly, Ovonic Battery Systems other than through those agreements set forth in Exhibit A to the Technology Agreement or through its ownership in the Company; provided that

               (i) if the Members decide by Unanimous Approval to dissolve, wind up and terminate the Company, OBC's obligations under this
            Section 11.13(a) shall terminate, effective upon the termination of the Company;

               (ii) if there is a Default by OBC (or a subsequent OBC Member) that results in a Default Purchase or in an election by the Nondefaulting Member to dissolve the Company pursuant to Section 8.2(a)(i), OBC's obligations under this Section 11.13(a) shall terminate, effective upon the later of (x) three years after the Default Purchase or the termination of the Company, as applicable, and (y) six years after the date of this Agreement;

               (iii) if each OBC Member Transfers all of its Interest to a
            Person that is not an OBC Group Entity either in compliance with
            Section 7.1(c) or earlier with

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            consent, OBC's obligations under this Section 11.13(a) shall terminate, effective three years after Transfer.

      During the period prior to the termination of OBC's obligations under this
      Section 11.13(a) as provided in subsections (ii) and (iii) above, OBC shall use its best efforts to enable the Company to utilize all technology which OBC has given the Company rights to use pursuant to the Technology Agreement. In this regard, OBC shall make available to the Company and its Affiliates all personnel, services and facilities necessary for this purpose. Any personnel so provided by OBC shall be subject to appropriate confidentiality obligations in favor of the Company. During this period, the Company and its Affiliates may offer employment to any OBC employees who are associated with the Company's Battery Business.

            (b) TESI agrees, for the benefit of the Company and its Members, that TESI shall not and shall not permit any of its Affiliates to commercially exploit, directly or indirectly, Ovonic Battery Systems other than through its ownership in the Company; provided that

               (i) if the Members decide by Unanimous Approval to dissolve, wind up and terminate the Company, TESI's obligations under this
            Section 11.13(b) shall terminate, effective upon the termination of the Company;

               (ii) if there is a Default by TESI (or a subsequent Texaco Member) that results in a Default Purchase or in an election by the Nondefaulting Member to dissolve the Company pursuant to Section 8.2(a)(i), TESI's obligations under this Section 11.13(b) shall terminate, effective upon the later of (x) three years after the Default Purchase or the termination of the Company, as applicable, and (y) six years after the date of this Agreement;

               (iii) if each Texaco Member Transfers all of its Interest to a
            Person that is not a Texaco Group Entity either in compliance with
            Section 7.1(c) or earlier with consent, TESI's obligations under this Section 11.13(a) shall terminate, effective three years after Transfer.

      During the period prior to the termination of TESI's obligations under this Section 11.13(b) as provided in subsections (ii) and (iii) above, TESI shall use its best efforts to enable the Company to utilize all technology which TESI has given the Company rights to use pursuant to the Technology Agreement. In this regard, TESI shall make available to the Company and its Affiliates all personnel, services and facilities necessary for this purpose. Any personnel so provided by TESI shall be subject to appropriate confidentiality obligations in favor of the Company. During this period, the Company and its Affiliates may offer employment to any TESI employees who are associated with the Company's Battery Business.

            (c) OBC shall give the Company the first opportunity to engage in new development and commercialization initiatives to use the OBC Licensed Technology, the

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

      Foreground Technology or any combination thereof for applications other than the Licensed Products (as defined in the Technology Agreement) in the Battery Business before commencing negotiations with third parties relating to such initiatives. If OBC or any of its Affiliates proposes to engage in any such initiatives, it will promptly provide the Company with a reasonably detailed description thereof in writing and such additional information as the Company may reasonably request thereafter regarding the proposed initiative. If the Company fails to deliver written notice to OBC of its good faith intention to engage in the initiative within 30 days after receipt of OBC's written description of the initiative, OBC will be free to pursue the initiative with one or more third parties, and the Company shall have no further rights with respect thereto. If the Company provides written notice to OBC prior to expiration of such 30 day period of its good faith desire to engage in the initiative, the Company and OBC shall use their commercially reasonable efforts to reach a definitive written agreement with respect to the terms thereof, including an amendment to the Technology Agreement to provide the Company with rights with respect to any new technology or products contemplated by such initiative and the amount of consideration payable by the Company to OBC in connection therewith. In determining the amount of such consideration, the parties shall reflect in the Company's favor the value of the Company's contributions to such initiative by giving full credit to enhancements applicable to such initiative due to the Company's investments, both tangible and intangible, since the Effective Time, including the Company's Foreground Technology, products, services, manufacturing capabilities, product variations, marketplace acceptance, name and brand recognition and technological advances and advantages; provided that such contributions shall be deemed to have a value equivalent to at least 30% of the Fair Market Value of such initiative. If the Company and OBC are unable to agree in principle (subject to execution of a definitive written agreement) on the material terms for the Company's participation within 60 days after the date of the Company's notice, OBC will be free to pursue the initiative with one or more third parties and the Company will have no further rights with respect thereto. If OBC materially modifies an initiative subject to this
      Section 11.13(c) at any time after presenting such initiative to the Company for its consideration, OBC shall provide the Company with the first opportunity to participate in such modified initiative in accordance with the foregoing procedures. OBC's obligations under this Section 11.13(c) shall continue for so long as the Company and OBC and its Affiliates continue to collaborate in the Battery Business. All activities with respect to any new initiative in which the Company engages pursuant to this Section 11.13 shall be conducted in accordance with the applicable provisions of this Agreement. Accordingly, TESI would be responsible for funding all costs of development, beta testing and validation of the manufacturing processes for new products associated with such new initiative in accordance with the provisions of Articles 2 and 3, and all other provisions of such Articles would apply as well with respect to funding and progress reviews during the Limited Production Phase and the High Volume Production Phase of the Company's operations.

            (d) Subject to the terms of the Technology License Agreement dated as of September 21, 2000 among ECD, TESI and Texaco Ovonic Fuel Cell Company LLC and the Technology License Agreement dated as of October 31, 2000 among ECD, TESI and

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      Texaco Ovonic Hydrogen Systems LLC, OBC shall give TESI or its Affiliates the first opportunity to participate in new development and commercialization initiatives to use the OBC Licensed Technology, the Foreground Technology or any combination thereof in applications other than the Battery Business before commencing negotiations with third parties relating to such initiatives If OBC or any of its Affiliates proposes to engage in any such initiatives, it will promptly provide TESI with a reasonably detailed description thereof in writing and such additional information as TESI may reasonably request thereafter regarding the proposed initiative. If TESI fails to deliver written notice to OBC of its good faith intention to participate in the initiative within 30 days after receipt of OBC's written description of the initiative, OBC will be free to pursue the initiative with one or more third parties, and TESI and its Affiliates shall have no further rights with respect thereto. If TESI provides written notice to OBC prior to expiration of such 30 day period of its good faith desire to participate in the initiative, TESI and OBC shall use their commercially reasonable efforts to reach a definitive written agreement with respect to the terms of TESI's participation, which terms shall reflect in TESI's favor the value of any of the Company's Foreground Technology that may be utilized in such other initiative. If TESI and OBC are unable to agree in principle (subject to execution of a definitive written agreement) on the material terms for TESI's participation within 60 days after the date of TESI's notice, OBC will be free to pursue the initiative with one or more third parties and TESI and its Affiliates will have no further rights with respect thereto. If OBC materially modifies an initiative subject to this Section 11.13(c) at any time after presenting such initiative to TESI for its consideration, OBC shall provide TESI with the first opportunity to participate in such modified initiative in accordance with the foregoing procedures. OBC's obligations under this Section 11.13(c) shall continue for so long as TESI and its Affiliates and OBC and its Affiliates continue to collaborate in areas of advanced energy technology.

            (e) Except as provided herein, each Member shall otherwise have the unqualified right to conduct its business as it may choose, whether or not in competition with the Company, without incurring any liability to the Company or to the other Member and wholly free from any right or privilege of the Company or the other Member.

      Section 11.14. Further Assurances. The Members shall provide to each other such information with respect to the transactions contemplated hereby (including sales or transfers of Interests in the Company) as may be reasonably requested, and shall execute and deliver to each other such further documents and take such further action as may be reasonably requested by any party to this Agreement in order to document, complete or give full effect to the terms and provisions of this Agreement and the transactions contemplated herein.

      Section 11.15. Press Releases. The Members agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby. Neither Member shall make any press release or other announcement respecting this Agreement without the consent of the other unless a Member refuses to consent and the Member desiring to make the release or other announcement is advised by its counsel that the release or other announcement is required to comply with any Law.

      Section 11.16. Non-Assertion. TESI agrees that with respect to any intellectual property right, including any United States patent which, on the date of this Agreement, it or any of its Affiliates owns or under which it or any of its Affiliates has the right to grant licenses of the scope of the licenses granted in the Technology Agreement, or any intellectual property right, including any United States patent which may later issue on an application for patent, which was filed during the term of the Technology Agreement, it or any of its Affiliates owns or under which it or any of its Affiliates has the right to grant licenses of the scope of the license granted in the Technology Agreement, TESI will not, and will not permit any of its Affiliates to, assert against the Company, or its vendees, mediate or immediate, any claims for infringement based on the manufacture, use, or sale of any apparatus made or sold by the Company within the field of Ovonic Batteries.

                                    ARTICLE 12

                         EFFECTIVENESS OF THIS AGREEMENT

      Section 12.1. Effective Time. This Agreement shall be effective immediately and automatically upon the closing of the GM Interest Sale (the "Effective Time"), and, at the Effective Time, shall immediately and automatically amend and restate the Operating Agreement in its entirety.

                               [Signatures on following page]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                 TEXACO ENERGY SYSTEMS INC.


                                 By: /s/ Frank C. Ingriselli
                                     ---------------------------------
                                     Name: Frank C. Ingriselli
                                     Title: Attorney-in-Fact


                                 OVONIC BATTERY COMPANY, INC.


                                 By: /s/ Stanford R. Ovshinsky
                                     ---------------------------------
                                     Name: Stanford R. Ovshinsky
                                     Title: Chief Executive Officer


                                 By: /s/ Robert C. Stempel
                                     ---------------------------------
                                     Name: Robert C. Stempel
                                     Title: Chairman


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